The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-296885
SUBJECT TO COMPLETION, DATED JUNE 22, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated June 18, 2026)
SONY GROUP CORPORATION
(incorporated under the laws of Japan with limited liability)
U.S.$                  % Senior Notes due 2031
U.S.$                 % Senior Notes due 2036
Sony Group Corporation (“Sony”) will issue an aggregate principal amount of U.S.$        of senior notes due            , 2031 (the “2031 notes”), and an aggregate principal amount of U.S.$        of senior notes due 2036 (the “2036 notes” and, together with the 2031 notes, the “notes”). The 2031 notes and 2036 notes will bear interest commencing            , 2026, at an annual rate of       % and       %, respectively, payable semiannually in arrears on June            and December            of each year, beginning on            , 2026.
The notes of each series may be redeemed at any time prior to maturity in the circumstances described under “Description of the Notes — Optional Redemption” below and as set forth under “Description of Senior Debt Securities — Optional Tax Redemption” in the accompanying prospectus. The notes will not be subject to any sinking fund. The notes will be issued only in registered form in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.
The notes will not be listed on any securities exchange or quoted on an automated dealer quotation system.
Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information — D. Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) in the “Risk Factors” section beginning on page S-23 of this prospectus supplement and in the documents that are incorporated by reference herein before making any decision to invest in the notes.
	Per 2031 note	Per 2036 note	Total
Public offering price(1)	%	%	U.S.$
Underwriting discount(2)	%	%	U.S.$
Proceeds, before expenses(1)	%	%	U.S.$

(1)
Plus accrued interest from            , 2026, if settlement occurs after that date.

(2)
For additional underwriting compensation information, see “Underwriting.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The notes of each series will be represented by one or more global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”). Beneficial interests in these global certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”). Except as described in this prospectus supplement or the accompanying prospectus, notes in definitive certificated form will not be issued in exchange for global certificates.
It is expected that the notes will be delivered in book-entry form only, through the facilities of DTC and its participants, including Euroclear and Clearstream, on or about            , 2026.
Joint Lead Managers and Joint Bookrunners
BofA Securities	Morgan Stanley
J.P. Morgan
Prospectus Supplement dated            , 2026

Prospectus Supplement
Prospectus

S-i

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “FIEA”), and are subject to the Act on Special Measures Concerning Taxation of Japan (the “Act on Special Measures Concerning Taxation”). The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution by the underwriters under the applicable underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation, or a specially-related person of the Issuer, or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.
Interest payments on the notes will generally be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation which complies with the requirement for tax exemption under that paragraph.
Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% (15.15% on or after January 1, 2048) of the amount of such interest.
Representation by Investor upon Distribution
By subscribing for any notes, an investor will be deemed to have represented that it is a beneficial owner who is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.
NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA
PRIIPs Regulation / Prohibition of sales to EEA retail investors.   The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in a Member State of notes which are the subject of the offering

S-ii

contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer.
NOTICE TO PROSPECTIVE INVESTORS IN THE UK
UK PRIIPs Regulation / Prohibition of sales to UK retail investors.   The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who are outside the UK, or if in the UK, persons that are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (3) other persons to whom the prospectus supplement and the accompanying prospectus may otherwise lawfully be communicated (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, a Relevant Person. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.
This prospectus supplement and the accompanying prospectus have not been approved for the purposes of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under the FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the UK only in circumstances in which Section 21(1) of the FSMA does not apply to Sony.
Notice Concerning Singapore
Notification under Section 309B of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus dated June 18, 2026 and filed with the SEC on the same date, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior debt securities and gives more general information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.
Neither we, nor any agent, underwriter or dealer has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We and any agent, underwriter or dealer are not responsible for, and can provide no assurance as to the accuracy or reliability of, any other information that any other person may give you. Neither we, nor any agent, underwriter or dealer are making, nor will make, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
This prospectus supplement may only be used for the purposes for which it has been published.

S-iv

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We may from time to time make written or oral “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Written forward-looking statements may appear in documents filed with the SEC, including this prospectus supplement, the accompanying prospectus, documents incorporated by reference herein or therein and other communications.
The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, we use words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “forecast,” “estimate,” “project,” “anticipate,” “aim,” “intend,” “seek,” “may,” “might,” “could” or “should,” and words of similar meaning, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.
Forward-looking statements, which include statements contained in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company — B. Business Overview,” “Item 5. Operating and Financial Review and Prospects” and elsewhere in our most recent annual report on Form 20-F and in “Summary — Our Company” in this prospectus supplement, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.
The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

S-v

PRESENTATION OF FINANCIAL AND OTHER INFORMATION
Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to “Sony,” “we,” “us,” “our” and similar terms refer to Sony Group Corporation and its consolidated subsidiaries, as a group. References to the “Issuer” refer to Sony Group Corporation. We use the word “you” to refer to prospective investors in the notes.
Our consolidated financial statements have been prepared in accordance with IFRS® Accounting Standards, as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), which includes IAS® Standards, SIC® Interpretations and IFRIC® Interpretations.
Unless otherwise stated or the context otherwise requires, all amounts in our financial statements are expressed in Japanese yen.
In this prospectus supplement, when we refer to “dollars,” “U.S.$” and “$,” we mean U.S. dollars, and, when we refer to “yen” and “¥,” we mean Japanese yen. This prospectus supplement contains a translation of certain dollar amounts into yen solely for your convenience. However, these translations should not be construed as representations that the yen amounts have been, could have been or could be converted into dollars at that or any other rate or at all.
In this prospectus supplement, all financial information presented in Japanese yen has been rounded to the nearest million Japanese yen. Due to rounding, the total amounts presented in tables may not be equal to the sum of the individual figures shown.
Our fiscal year end is March 31. References to “FY2020,” “FY2021,” “FY2022,” “FY2023,” “FY2024” and “FY2025” refer to the fiscal years ended March 31, 2021, 2022, 2023, 2024, 2025 and 2026, respectively. References to years not specified as being fiscal years are to calendar years. In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

S-vi

SUMMARY
This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, as well as providing an overview of certain of our key initiatives. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein before making an investment decision.
Our Company
Overview
Sony was established in Japan in May 1946 as Tokyo Tsushin Kogyo Kabushiki Kaisha, a joint stock company (Kabushiki Kaisha) under Japanese law. We changed our company name to Sony Kabushiki Kaisha (“Sony Corporation” in English) in January 1958, and changed our company name again to Sony Group Kabushiki Kaisha (“Sony Group Corporation” in English) in April 2021 in order to focus on our role as the headquarters of the Sony Group.
Sony consists of the following business segments:
•
the Game & Network Services (“G&NS”) segment, which includes the production and sales of digital software and add-on content, the network services businesses and the manufacture and sales of home gaming products;

•
the Music segment, which includes the Recorded Music, Music Publishing and Visual Media & Platform businesses;

•
the Pictures segment, which includes the Motion Pictures, Television Productions and Media Networks businesses;

•
the Entertainment, Technology & Services (“ET&S”) segment, which includes the Imaging business, the Sound business, the Network Services business and the Displays business;

•
the Imaging & Sensing Solutions (“I&SS”) segment, which includes the image sensors business; and

•
All Other consists of various operating activities, including the disc manufacturing and recording media businesses.

Sony’s products and services are generally unique to a single operating segment.
In the fiscal year ended March 31, 2026, our five business segments, together with All Other, which consists of various operating activities, including the disc manufacturing and recording media businesses, delivered consolidated sales of ¥12,479.6 billion, a record-high, and operating income of ¥1,447.5 billion, with an operating income margin of 11.6%.
Effective October 1, 2025, Sony Group Corporation executed a partial spin-off of Sony Financial Group Inc. (“SFGI”), a formerly wholly-owned subsidiary that operates the Financial Services business (the “Spin-off”). As a result, we have classified the Financial Services business as a discontinued operation in accordance with IFRS Accounting Standards.
Creative Entertainment Company with Solid Financial Performance
As a “Creative entertainment company with a solid foundation of technology,” Sony Group Corporation executed the Spin-off as of October 1, 2025, and now operates five business segments with strong competitive positions. The G&NS, Music, and Pictures segments are three entertainment businesses that create and deliver content. The ET&S and I&SS segments support content creation by leveraging their technologies through their imaging hardware and sensors. With these five business segments, Sony achieved consolidated sales of ¥12,479.6 billion with an operating income margin of 11.6% in the fiscal year ended March 31, 2026. We believe that our globally diversified, entertainment-based business portfolio is a key driver of financial stability and resilience.

Since the launch of our first Mid-Range Plan in the fiscal year ended March 31, 2013, we have accelerated the growth of our entertainment businesses through the restructuring of the electronics and device businesses, and various strategic investments across our entertainment business areas. Starting with the acquisition of EMI Music Publishing in 2018, we have invested in game developers and music catalogs to strengthen our content intellectual property and acquired an anime direct-to-consumer service, Crunchyroll, in August 2021. As a result, our three entertainment businesses now account for 65.3% of our total segment sales including intersegment sales (excluding All Other and Corporate and elimination) in the fiscal year ended March 31, 2026, a substantial increase compared to the fiscal year ended March 31, 2013.
As entertainment businesses benefit from higher recurring revenue streams compared to consumer electronics businesses, our entertainment-focused diversified business portfolio has improved profit stability and shown resiliency to past economic downturns, such as during the COVID-19 pandemic and periods of heightened geopolitical risks, as demonstrated by our historical track record of maintaining strong operating income margins during such periods.
Competitive Businesses Delivering Stability
G&NS
The G&NS segment is our largest business segment, representing 36.8% of total segment sales including intersegment sales (excluding All Other and Corporate and elimination) in the fiscal year ended March 31, 2026.
By committing to being the “best” platform for connecting game players and publishers, as of March 31, 2026, we have over 120 million monthly active users (an estimated total number of unique accounts that played games or used services online on PlayStation during the last month of the quarter and is based on company research, and may be updated in the future) around the world, and the G&NS segment has helped us achieve record high consolidated operating income for the fiscal year ended March 31, 2026.
We have reduced cyclicality by establishing a large ecosystem of players across both the PlayStation 5 (“PS5”) and PlayStation 4 generations and by attracting creators ranging from large publishers to small independent studios to our platform, which has provided recurring revenue. Game content and network services now represent over two-thirds of total G&NS revenue as of the fiscal year ended March 31, 2026, providing us with a consistent and predictable revenue base. In the PlayStation Store, major franchises consistently make up a large part of this revenue through live service titles and annual releases. The rest is supported by a collection of diverse catalog titles. In addition, our first-party titles enhance third-party content and help to attract and retain players to the PlayStation network.
Complementing the PlayStation Store is PlayStation Plus, which provides subscription-based revenue. By continuously improving content value for players, more subscribers are shifting to our higher-tier plans driving revenue growth.
Music
With contributions from streaming services and by leveraging its leading global market position supported by our broad and growing ecosystem that spans from artists with major repertoires to independent labels and DIY creators, the Music segment has achieved record-high sales and operating income for more than five consecutive years as of the fiscal year ended March 31, 2026.
As the streaming market continues to grow, music catalog consumption has been increasing. We have carefully selected and acquired high-quality music catalogs that we believe give us strong negotiating leverage with digital streaming platforms.
In addition, we have solidified our leading positions in high-growth markets such as Latin America through investments in leading local labels. We are also providing services to independent labels and artists through The Orchard and AWAL.
Pictures
Sony Pictures Entertainment’s (“SPE”) position as an independent strategic supplier of film and television content, as well as Crunchyroll’s growth, have provided us with a diverse source of stable revenue.

In the motion pictures and television production businesses, we believe that our decision not to launch a general streaming platform has allowed us to negotiate favorable deals for our content.
Our streaming platform, Crunchyroll, is focused on anime. Anime is a fast-growing market in the entertainment sector and Crunchyroll has demonstrated solid paid subscriber growth, serving more than 21 million subscribers as of the end of the fiscal year ended March 31, 2026, which has contributed to stable profit expansion.
Cross-business collaboration within Sony also provides SPE with a distinctive competitive advantage. It has jointly produced multiple films and TV programs with PlayStation Studios and collaborated with Sony Music artists by leveraging their respective intellectual properties.
Entertainment, Technology & Services
Profitability in this segment has remained stable through the expansion of the high margin camera business and the reduction of our exposure to the television and mobile phone businesses through structural reforms, thereby lowering profit volatility. In March 2026, we announced the execution of definitive agreements for a strategic partnership in the home entertainment field, including TV and home audio equipment, with TCL Electronics Holdings Limited and its subsidiaries. This transaction aims to improve profitability and better manage profit volatility of the segment.
Imaging & Sensing Solutions
Driven by the growth of mobile image sensors, the I&SS segment achieved record-high sales and operating income in the fiscal year ended March 31, 2026. By leveraging our technology and manufacturing capabilities, we have maintained a leading position in the image sensor market and delivered stable profitability by capturing demand mainly from high-end smartphones for larger sensors with higher average selling prices. In addition, in May 2026, we announced the signing of a non-binding memorandum of understanding to pursue a strategic partnership with Taiwan Semiconductor Manufacturing Company Limited for the development and manufacturing of next-generation image sensors. From a financial perspective, this partnership aims to mitigate capital expenditure burdens for the segment going forward.
Financial Discipline and Flexibility Enabling Us to Control Leverage
Our operating cash flow has stabilized since we began accelerating our shift to entertainment businesses. Operating cash flow in the fiscal year ended March 31, 2023 decreased temporarily due to an increase in working capital primarily from PS5 console sales expansion, but our core cash flow, which is net income exclusive of depreciation and amortization, has been very consistent during this period. In the current fifth Mid-Range Plan capital allocation, we expect our cash flow generation will provide financial flexibility to support increased investments and shareholder returns.
Backed by our cash flow generation and financial discipline, we have maintained a sound leverage ratio despite the increase in investment and shareholder returns. We aim to control our leverage ratio in line with our credit rating targets. We view our credit rating upgrade over the past few years as supported by our solid business fundamentals, robust profitability, low leverage and disciplined financial management.
IFRS Selected Financial Data and Other Information from Fiscal Year Ended March 31, 2021
The tables below present selected consolidated financial information as of and for the fiscal years ended March 31, 2021, 2022, 2023, 2024, 2025 and 2026, which is derived from our consolidated financial statements as of and for the same periods, prepared in accordance with IFRS Accounting Standards, and other supplemental information.
Our consolidated financial statements as of March 31, 2025 and 2026, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the period ended March 31, 2026, are included in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on June 18, 2026, which is incorporated by reference herein, and have been audited in accordance with the standards of the Public Company

Accounting Oversight Board (United States) by PricewaterhouseCoopers Japan LLC, our independent auditor. Our consolidated financial statements as of and for any prior periods are not incorporated by reference herein.
You should read the selected consolidated financial information presented below together with the information included in “Item 5. Operating and Financial Review and Prospects” and the audited consolidated financial statements, including the notes thereto, in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on June 18, 2026, which is incorporated by reference herein. The information presented below is qualified in its entirety by reference to that information.
In connection with the resolution of the Board of Directors of Sony Group Corporation (the “Board of Directors”) for the plan regarding the execution of the Spin-off, on May 14, 2025, the Financial Services business was classified as a discontinued operation. As such, our financial statements incorporated by reference herein have been re-presented to conform to the classification of continuing operations, comprised of Sony’s businesses excluding the Financial Services business, and the discontinued operation in accordance with IFRS Accounting Standards.
In the tables below, we provide selected financial information on a consolidated basis excluding the Financial Services business for certain fiscal years. It is important to note that such financial information is not in accordance with IFRS Accounting Standards. Consequently, financial information for the fiscal years excluding the Financial Services business is not comparable with financial information prepared in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations. Since the inclusion or exclusion of the Financial Services business varies by table, additional explanations are included with each relevant table to clarify the financial information provided. Additionally, Sony Group Corporation applied IFRS 17, Insurance Contracts, from the fiscal year ended March 31, 2024, with the transition date of April 1, 2022. As a result, the information for the fiscal years ended March 31, 2021 and 2022 is not comparable to the information for the fiscal year ended March 31, 2023 and subsequent periods. However, despite the lack of comparability, we believe the presentation of such financial information, which is not in accordance with IFRS Accounting Standards, may be useful for investors in understanding the financial results of Sony without the Financial Services business.
Transactions between the Financial Services business and Sony without the Financial Services business, including noncontrolling interests, are included in these respective financial data, and then eliminated in the consolidated figures shown below. See “— Non-IFRS Measures.” The difference in results “without Financial Services” and the other results below, which represent Sony’s continuing operations, is the amount equivalent to intersegment transactions between the Financial Services segment and the other segments, and such difference is immaterial. This difference also applies to operating cash flows.
The following tables include financial data that is based on segment information. Sales in each business segment represent sales recorded before intersegment transactions are eliminated. Operating income (loss) in each business segment represents operating income (loss) reported before intersegment transactions are eliminated and excludes unallocated corporate expenses. See Note 4 to the audited consolidated financial statements in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on June 18, 2026, which is incorporated by reference herein for further information.

Segment Sales
	Yen in millions
	Fiscal year ended March 31
	2021(1)	2022(1)	2023	2024	2025	2026
Consolidated total sales and financial services revenue	8,998,661	9,921,513	10,974,373
Financial services revenue	1,674,002	1,533,829	889,082
Intersegment elimination(2)	(15,281)	(14,533)	(16,688)
Sales without Financial Services (FY2020 – FY2022) or Sales from continuing operations (FY2023 – FY2025)(3)	7,339,940	8,402,217	10,101,979	11,260,037	12,034,917	12,479,620
G&NS	2,656,278	2,739,763	3,644,598	4,267,734	4,670,044	4,685,651
Music	939,867	1,116,949	1,380,632	1,618,958	1,842,604	2,120,110
Pictures	752,987	1,238,911	1,369,422	1,493,050	1,505,944	1,499,290
ET&S	2,068,087	2,339,186	2,476,025	2,453,718	2,409,275	2,260,532
I&SS	1,012,497	1,076,424	1,402,187	1,602,738	1,799,005	2,151,533
All Other	100,736	98,783	87,623	89,370	96,333	89,072
Corporate and elimination	(205,793)	(222,332)	(275,196)	(265,531)	(288,288)	(326,568)
Other Adjustments(4)	15,281	14,533	16,688

(1)
The figures for the fiscal years ended March 31, 2021 and 2022 are presented in accordance with IFRS 4. Consequently, the financial information for such periods does not reflect the changes that would result from the adoption of IFRS 17, which may limit comparability with subsequent periods that incorporate the effects of IFRS 17.

(2)
This is the elimination of intersegment sales between the Financial Services segment and the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination.

(3)
In connection with the resolution of the Board of Directors for the plan regarding the execution of the Spin-off, on May 14, 2025, the Financial Services business was classified as a discontinued operation. As such, beginning from the fiscal year ended March 31, 2024, our financial statements incorporated by reference herein have been re-presented to conform to the classification of continuing operations, comprised of Sony’s businesses excluding the Financial Services business, and the discontinued operation in accordance with IFRS 5. For the fiscal years ended March 31, 2021, 2022 and 2023, the financial information has not been re-presented to conform to the classification of continuing operations and the discontinued operation. The amounts presented for the years ended March 31, 2021, 2022, and 2023 (Sales without Financial Services) are calculated as consolidated total sales and financial services revenue less the sum of the financial services revenue and Intersegment elimination between the Financial Services segment and the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination. As such, the figures for the fiscal years ended March 31, 2021, 2022 and 2023 have not been prepared in accordance with IFRS 5 and are not comparable to other fiscal years presented in the table above.

(4)
Other Adjustments consists of, from FY2020 to FY2022, the difference between “Sales without Financial Services” and the sum of the sales of the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination.

Segment Profit (Loss)
	Yen in millions, except margins
	Fiscal year ended March 31
	2021(1)	2022(1)	2023	2024	2025	2026
Consolidated operating income	955,255	1,202,339	1,302,389
Operating income from Financial Services	154,765	150,111	318,118
Intersegment elimination(2)	227	(18)	950
Operating income without Financial Services (FY2020 – FY2022)(3) or Operating income from continuing operations (FY2023 – FY2025)	800,263	1,052,246	983,321	1,035,255	1,276,635	1,447,507
G&NS	341,718	346,089	250,006	290,184	414,819	463,258
Music	184,786	210,933	263,107	301,662	357,255	446,986
Pictures	79,851	217,393	119,255	117,702	117,284	104,872
ET&S	127,859	212,942	179,461	187,399	190,926	158,584
I&SS	145,884	155,597	212,214	193,541	261,147	357,318
All Other	7,178	17,981	16,849	1,600	(17,996)	(74,646)
Corporate and elimination	(86,786)	(108,707)	(56,621)	(56,833)	(46,800)	(8,865)
Other Adjustments(4)	(227)	18	(950)
Operating income margin without Financial Services (FY2020 – FY2022) or Operating income margin from continuing operations (FY2023 – FY2025)(5)	10.9%	12.5%	9.7%	9.2%	10.6%	11.6%

(1)
The figures for the fiscal years ended March 31, 2021 and 2022 are presented in accordance with IFRS 4. Consequently, the financial information for such periods does not reflect the changes that would result from the adoption of IFRS 17, which may limit comparability with subsequent periods that incorporate the effects of IFRS 17.

(2)
This is the elimination of intersegment transactions between the Financial Services segment and the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination.

(3)
In connection with the resolution of the Board of Directors for the plan regarding the execution of the Spin-off, on May 14, 2025, the Financial Services business was classified as a discontinued operation. As such, beginning from the fiscal year ended March 31, 2024, our financial statements incorporated by reference herein have been re-presented to conform to the classification of continuing operations, comprised of Sony’s businesses excluding the Financial Services business, and the discontinued operation in accordance with IFRS 5. For the fiscal years ended March 31, 2021, 2022 and 2023, the financial information has not been re-presented to conform to the classification of continuing operations and the discontinued operation. The amounts presented for the fiscal years ended March 31, 2021, 2022 and 2023 (Operating income without Financial Services) are calculated as consolidated operating income less the sum of operating income from Financial Services and Intersegment elimination between the Financial Services segment and the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination. As such, the figures for the fiscal years ended March 31, 2021, 2022 and 2023 have not been prepared in accordance with IFRS 5 and are not comparable to other fiscal years presented in the table above.

(4)
Other Adjustments consists of, for FY2020 to FY2022, the difference between “Operating income without Financial Services” and the sum of the operating income of the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination.

(5)
Operating income margin without Financial Services is calculated by dividing operating income without Financial Services by sales without Financial Services for the fiscal years ended March 31, 2021, 2022 and 2023 and operating income margin from continuing operations is calculated by dividing operating income from continuing operations by sales from continuing operations for the fiscal years ended March 31, 2024, 2025 and 2026.

Selected Balance Sheet Data
	Yen in millions, except ratios
	As of March 31
	2023	2024	2025	2026
Consolidated cash and cash equivalents	1,480,900	1,907,113	2,980,956	2,208,879
Cash and cash equivalents from Financial Services	756,493	913,815	1,216,277
Cash and cash equivalents without Financial Services (FY2022 – FY2024) or Cash and cash equivalents (FY2025)(1)	724,407	993,298	1,764,679	2,208,879
Consolidated debt(2)	3,870,572	4,088,433	4,198,246	1,669,669
Short-term debt(3)	2,102,876	2,030,316	2,131,404	311,753
Short-term debt attributable to Financial Services	1,891,856	1,802,337	1,872,486
Short-term debt without Financial Services (FY2022 – FY2024) or Short-term debt (FY2025)(1)	211,020	227,979	258,918	311,753
Long-term debt(3)	1,767,696	2,058,117	2,066,842	1,357,916
Long-term debt attributable to Financial Services	663,352	703,106	690,249
Long-term debt without Financial Services (FY2022 – FY2024) or Long-term debt (FY2025)(1)	1,104,344	1,355,011	1,376,593	1,357,916
Debt without Financial Services (FY2022 – FY2024) or Debt (FY2025)(1)	1,315,364	1,582,990	1,635,511	1,669,669
Net debt without Financial Services (FY2022 – FY2024) or Net debt (FY2025)(1)(4)	590,957	589,692	(129,168)	(539,210)
Net income ratio without Financial Services (FY2022 – FY2024)(5) or Net income ratio (FY2025)(5)	0.72x	0.66x	(0.12)x	(0.52)x
Adjusted EBITDA ratio(6)	0.39x	0.35x	(0.07)x	(0.25)x

(1)
In connection with the resolution of the Board of Directors for the plan regarding the execution of the Spin-off, on May 14, 2025, the Financial Services business was classified as a discontinued operation. As such, beginning from the fiscal year ended March 31, 2026, SFGI, which operates the Financial Services business, was deconsolidated in accordance with IFRS 5.

(2)
Consolidated debt is defined as the sum of short-term debt and long-term debt.

(3)
Short-term debt is defined as the aggregate of Short-term borrowings, the current portion of Lease liabilities and Current portion of long-term debt. Short-term debt from Financial Services is defined as the aggregate of Short-term borrowings, the current portion of Lease liabilities and Current portion of long-term debt, each from the Financial Services business. Long-term debt is defined as the aggregate of Long-term debt and the non-current portion of Lease liabilities. Long-term debt from Financial Services is defined as the aggregate of Long-term debt and the non-current portion of Lease liabilities, each from the Financial Services business.

(4)
Net debt without Financial Services and net debt is calculated as described under “— Non-IFRS Measures.” Net debt without Financial Services and net debt are not in accordance with IFRS Accounting Standards. However, Sony believes that net debt without Financial Services and net debt may be useful in understanding and analyzing Sony’s operating results.

(5)
Net income ratio is calculated by dividing Net debt without Financial Services by Net income attributable to Sony Group Corporation’s Stockholders without Financial Services for the fiscal years ended March 31, 2023 and 2024, dividing the Net debt without Financial Services by Net income attributable to Sony Group Corporation’s Stockholders from continuing operations for the fiscal year ended March 31, 2025, and dividing Net debt by Net income attributable to Sony Group Corporation’s Stockholders from continuing operations for the fiscal year ended March 31, 2026.
(6)
Adjusted EBITDA ratio is calculated by dividing Net debt without Financial Services by Adjusted EBITDA without Financial Services for the fiscal years ended March 31, 2023 and 2024, by dividing Net debt without Financial Services by Adjusted EBITDA from continuing operations for the fiscal year ended March 31, 2025 and by dividing Net debt by Adjusted EBITDA from continuing operations for the fiscal year ended March 31, 2026. Adjusted EBITDA is calculated as described under “— Non-IFRS Measures.” Adjusted EBITDA ratio is not in accordance with IFRS Accounting Standards. However, Sony believes that Adjusted EBITDA ratio may be useful in understanding and analyzing Sony’s operating results.

Selected Cash Flow Data
	Yen in millions
	Fiscal year ended March 31
	2021(1)	2022(1)	2023	2024	2025	2026
Consolidated operating cash flow	1,140,217	1,233,643	314,691
Operating cash flow from Financial Services	9,914	459,710	(56,282)
Intersegment elimination(2)	(19,962)	(39,335)	(44,500)
Operating cash flow without Financial Services (FY2020 – FY2022) or Total net cash provided by operating activities from continuing operations (FY2023 – FY2025)(3)	1,150,265	813,268	415,473	1,103,645	1,971,349	1,966,292

(1)
The figures for the fiscal years ended March 31, 2021 and 2022 are presented in accordance with IFRS 4. Consequently, the financial information for such periods does not reflect the changes that would result from the adoption of IFRS 17, which may limit comparability with subsequent periods that incorporate the effects of IFRS 17.

(2)
This is the elimination of intersegment operating cash flow between the Financial Services segment and the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination.

(3)
In connection with the resolution of the Board of Directors for the plan regarding the execution of the Spin-off, on May 14, 2025, the Financial Services business was classified as a discontinued operation. As such, beginning from the fiscal year ended March 31, 2024, our financial statements incorporated by reference herein have been re-presented to conform to the classification of continuing operations, comprised of Sony’s businesses excluding the Financial Services business, and the discontinued operation in accordance with IFRS 5. For the fiscal years ended March 31, 2021, 2022 and 2023, the financial information has not been re-presented to conform to the classification of continuing operations and the discontinued operation. The amounts presented for the fiscal years ended March 31, 2021, 2022 and 2023 (Operating cash flow without Financial Services) are calculated by subtracting the Financial Services related amount from the consolidated operating cash flow and adding back the Intersegment elimination. As such, the figures for the fiscal years ended March 31, 2021, 2022 and 2023 have not been prepared in accordance with IFRS 5 and are not comparable to other fiscal years presented in the table above.

Other Financial Data
Geographic Information
Sales by Geographic Region — IFRS Accounting Standards

The following table shows Sony’s consolidated sales to external customers in each of its major markets for the periods indicated.
Yen in millions
Fiscal year ended March 31, 2026
Japan	1,333,202
United States	4,064,440
Europe	2,826,805
China	1,428,677
Asia-Pacific	1,694,889
Other Areas	1,131,607
Percentage Sales by Geographic Region — IFRS Accounting Standards
Percentage
Fiscal year ended March 31, 2026
Japan	10.7%
United States	32.6%
Europe	22.7%
China	11.4%
Asia-Pacific	13.6%
Other Areas	9.1%
Major countries and areas in each geographic segment excluding Japan, United States and China are as follows:
(1)
Europe: United Kingdom, France, Germany, Spain and Italy

(2)
Asia-Pacific: India, South Korea, Oceania, Thailand and Malaysia

(3)
Other Areas: The Middle East/Africa, Brazil, Mexico and Canada

Business Segment Information
See Note 4 to the audited consolidated financial statements in our most recent annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on June 18, 2026, which is incorporated by reference herein for further information.
Percentage of Sales by Business Segment — IFRS Accounting Standards
Percentage(1)
Fiscal year ended March 31, 2026
G&NS	36.8%
Music	16.7%
Pictures	11.8%
ET&S	17.8%

Percentage(1)
Fiscal year ended March 31, 2026
I&SS	16.9%
% of Entertainment Businesses(2)	65.3%

(1)
The ratios for each business are calculated by dividing sales for each business segment including intersegment sales by the total of such sales for business segments, excluding All Other and Corporate and elimination.

(2)
Entertainment Businesses represent the G&NS, Music, and Pictures segments.

Sales, Operating Income and Operating Income Margin by Business Segment — IFRS Accounting Standards
G&NS
	Yen in millions, except margins
	Fiscal year ended March 31
	2021	2022	2023	2024	2025	2026
Sales	2,656,278	2,739,763	3,644,598	4,267,734	4,670,044	4,685,651
Digital Software and Add-on Content	1,454,654	1,424,459	1,523,045	1,934,586	2,290,498	2,415,305
Network Services	382,950	409,355	464,676	545,537	669,873	763,126
Hardware and Others	767,109	840,542	1,550,812	1,692,871	1,583,200	1,391,622
Intersegment	51,565	65,407	106,065	94,740	126,473	115,598
Operating income	341,718	346,089	250,006	290,184	414,819	463,258
Operating income margin(1)	12.9%	12.6%	6.9%	6.8%	8.9%	9.9%

(1)
Operating income margin is calculated by dividing operating income by sales.

Music
	Yen in millions, except margins
	Fiscal year ended March 31
	2021	2022	2023	2024	2025	2026
Sales	939,867	1,116,949	1,380,632	1,618,958	1,842,604	2,120,110
Recorded Music – Streaming	337,100	462,368	598,868	709,453	788,772	852,672
Recorded Music – Others	179,167	206,412	286,270	356,646	407,260	492,656
Music Publishing	156,862	200,334	276,665	326,727	379,812	419,864
Visual Media & Platform	254,121	231,418	203,012	202,129	244,419	325,342
Intersegment	12,617	16,417	15,817	24,003	22,341	29,576
Operating income	184,786	210,933	263,107	301,662	357,255	446,986
Operating income margin(1)	19.7%	18.9%	19.1%	18.6%	19.4%	21.1%

(1)
Operating income margin is calculated by dividing operating income by sales.

Pictures
	Yen in millions, except margins
	Fiscal year ended March 31
	2021	2022	2023	2024	2025	2026
Sales	752,987	1,238,911	1,369,422	1,493,050	1,505,944	1,499,290
Motion Pictures	265,301	518,840	464,043	542,044	610,313	495,655
Television Productions	267,123	419,494	536,250	551,035	459,281	512,372
Media Networks	219,376	298,065	364,594	393,638	428,940	478,269
Intersegment	1,187	2,512	4,535	6,333	7,410	12,994
Operating income	79,851	217,393	119,255	117,702	117,284	104,872
Operating income margin(1)	10.6%	17.5%	8.7%	7.9%	7.8%	7.0%

(1)
Operating income margin is calculated by dividing operating income by sales.

ET&S
	Yen in millions, except margins
	Fiscal year ended March 31
	2021	2022	2023	2024	2025	2026
Sales(2)	2,068,087	2,339,186	2,476,025	2,453,718	2,409,275	2,260,532
Imaging	—	—	—	714,492	737,639	722,465
Sound	—	—	—	295,592	290,538	278,846
Network Services	—	—	—	179,200	179,704	188,308
Displays	—	—	—	662,179	597,777	476,305
Other	—	—	—	563,483	557,180	518,891
Intersegment	51,200	41,300	39,286	38,772	46,437	75,717
Operating income	127,859	212,942	179,461	187,399	190,926	158,584
Operating income margin(1)	6.2%	9.1%	7.2%	7.6%	7.9%	7.0%

(1)
Operating income margin is calculated by dividing operating income by sales.

(2)
Sony has realigned its product categories within the ET&S segment due to changes in business categories from the fiscal year ended March 31, 2026. In accordance with this realignment, results for the fiscal years ended March 31, 2024 and 2025 in the table above have been reclassified to conform to the current presentation. Figures for the fiscal years ended March 31, 2021, 2022 and 2023 are not presented as it is not practicable to prepare such information on a basis consistent with other periods shown in the table above.

I&SS
	Yen in millions, except margins
	Fiscal year ended March 31
	2021	2022	2023	2024	2025	2026
Sales	1,012,497	1,076,424	1,402,187	1,602,738	1,799,005	2,151,533
Intersegment	74,638	84,224	100,706	98,832	86,471	92,513
Operating income	145,884	155,597	212,214	193,541	261,147	357,318
Operating income margin(1)	14.4%	14.5%	15.1%	12.1%	14.5%	16.6%

(1)
Operating income margin is calculated by dividing operating income by sales.

G&NS intersegment amounts primarily consist of transactions with the ET&S segment. ET&S intersegment amounts primarily consist of transactions with the G&NS segment. I&SS intersegment amounts primarily consist of transactions with the G&NS segment and the ET&S segment.
Non-IFRS Measures
In addition to the financial results reported under IFRS Accounting Standards, prior to the Spin-off, we also disclosed the consolidated financial information excluding the Financial Services business. In addition, we present Adjusted EBITDA and net debt, both including and excluding the Financial Services business, as supplemental information from time to time. Each of these measures constitute a non-IFRS measure. We strongly encourage investors to review our historical financial statements in their entirety and to use measures presented in accordance with IFRS Accounting Standards as the primary means of evaluating our performance, value and prospects for the future, and to use the non-IFRS measures presented herein as supplemental measures. For each non-IFRS measure presented below, we have also identified the most directly comparable measure or measures presented in accordance with IFRS Accounting Standards, and presented a reconciliation to such measure or measures.
Financial Information Excluding the Financial Services Business
We provide selected financial information on a consolidated basis excluding the Financial Services business for certain fiscal years. It is important to note that such financial information is not in accordance with IFRS Accounting Standards. Consequently, financial information for the fiscal years excluding the Financial Services business is not comparable with financial information prepared in accordance with IFRS 5 Non-current Assets Held for Sale and Discontinued Operations. Since the inclusion or exclusion of the Financial Services business varies by table, additional explanations are included with each relevant table to clarify the financial information provided. Additionally, Sony Group Corporation applied IFRS 17, Insurance Contracts, from the fiscal year ended March 31, 2024, with the transition date of April 1, 2022. As a result, the information for the fiscal years ended March 31, 2021, and 2022, is also not comparable to the information for the fiscal year ended March 31, 2023 and subsequent periods. However, despite the lack of comparability, we believe the presentation of such financial information, which is not in accordance with IFRS Accounting Standards, may be useful for investors in understanding the financial results of Sony without the Financial Services business.
Adjusted EBITDA without Financial Services and Adjusted EBITDA from continuing operations
We present Adjusted EBITDA without Financial Services and Adjusted EBITDA from continuing operations because we believe that this measure is useful to investors as similar performance measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
We define Adjusted EBITDA without Financial Services as the aggregate of net income attributable to Sony Group Corporation’s stockholders without Financial Services, net income attributable to non-controlling interests without Financial Services, income taxes without Financial Services, interest expenses, net, recorded in financial income and financial expense without Financial Services and depreciation and amortization expense without Financial Services, minus the aggregate of gain on revaluation of equity instruments, net, recorded in financial income and financial expense without Financial Services, and minus the profit and loss amount in the Adjustment (as defined below), and define Adjusted EBITDA from continuing operations as the aggregate of net income attributable to Sony Group Corporation’s stockholders from continuing operations, net income attributable to non-controlling interests from continuing operations, income taxes from continuing operations, interest expenses, net, recorded in financial income and financial expense from continuing operations and depreciation and amortization expense from continuing operations, minus the aggregate of gain on revaluation of equity instruments, net, recorded in financial income and financial expense from continuing operations, and minus the profit and loss amount in the Adjustment.
The usefulness of Adjusted EBITDA without Financial Services and Adjusted EBITDA from continuing operations has significant limitations including, but not limited to, (i) it may not be comparable to similarly titled measures used by other companies, including other companies in our industry and (ii) it excludes financial information and events, such as net income attributable to noncontrolling interests, income taxes, Interest expenses / (income), net, recorded in financial income (expense), (gain) / loss on revaluation of equity instruments, net, recorded in financial income (expense), and depreciation and amortization expenses, that some may consider important in evaluating our performance, value or prospects for the future. Adjusted EBITDA should not be considered in isolation and is not, and should not be viewed as, a substitute for operating income or profit for the year or any other measure of performance presented in accordance with IFRS Accounting Standards, as applicable.
The most directly comparable measure under IFRS Accounting Standards for Adjusted EBITDA without Financial Services and Adjusted EBITDA from continuing operations is net income attributable to Sony Group Corporation’s stockholders. The following table provides reconciliations from this measure presented under IFRS Accounting Standards to Adjusted EBITDA without Financial Services and Adjusted EBITDA from continuing operations for the periods shown. As outlined elsewhere in this prospectus supplement, Sony Group Corporation has not re-presented its financial information for the fiscal year ended March 31, 2023 to reflect the Financial Services business as a discontinued operation in accordance with IFRS 5. As a result, the amounts presented for the fiscal year ended March 31, 2023 column below are presented by removing amounts that were attributed to the Financial Services segment for that period and subtracting them from the related consolidated amounts. Accordingly, the amounts presented below for the fiscal years ended March 31, 2023 and 2024 are not comparable to the amounts presented for the fiscal years ended March 31, 2025 and 2026. We present the amounts for the fiscal years ended March 31, 2023 and 2024 because we believe that this measure is useful to investors as similar performance measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
	Yen in millions
	Fiscal year ended March 31
	2023	2024	2025	2026
Net income (loss) attributable to Sony Group Corporation’s stockholders	1,005,277	970,573	1,141,600	(326,865)
Net income from Financial Services	227,849	123,986
Intersegment elimination(1)	(40,678)	(50,049)
Net income (loss) attributable to Sony Group Corporation’s stockholders from discontinued operations (FY2024 – FY2025)			74,169	(1,357,758)
Net income attributable to Sony Group Corporation’s stockholders without Financial Services (FY2022 – FY2023) or Net income attributable to Sony Group Corporation’s stockholders from continuing operations (FY2024 – FY2025)	818,106	896,636	1,067,431	1,030,893
Net income attributable to noncontrolling interests without Financial Services (FY2022 – FY2023) or Net income attributable to noncontrolling interests from continuing operations (FY2024 – FY2025)	6,124	9,394	18,287	24,373
Income taxes without Financial Services (FY2022 – FY2023) or Income taxes from continuing operations (FY2024 – FY2025)	172,528	239,105	257,480	367,108
Interest expenses (income), net, recorded in financial income (expense) without Financial Services (FY2022 – FY2023) or Interest expenses (income), net, recorded in financial income (expense) from continuing operations (FY2024 – FY2025)	3,999	3,416	(10,049)	(27,297)

	Yen in millions
	Fiscal year ended March 31
	2023	2024	2025	2026
(Gain) loss on revaluation of equity instruments, net, recorded in financial income (expense) without Financial Services (FY2022 – FY2023) or (Gain) loss on revaluation of equity instruments, net, recorded in financial income (expense) from continuing operations (FY2024 – FY2025)	4,623	(71,385)	(77,755)	(2,636)
Depreciation and amortization expense without Financial Services (FY2022 – FY2023) or Depreciation and amortization expense from continuing operations (FY2024 – FY2025)	515,915	615,379	662,279	664,571
(Profit) loss items (the “Adjustment”)(2)	(5,694)	(6,008)		124,082
Adjusted EBITDA without Financial Services (FY2022 – FY2023) or Adjusted EBITDA from continuing operations (FY2024 – FY2025)	1,515,601	1,686,537	1,917,673	2,181,094

(1)
This is the elimination of intersegment transactions between the Financial Services segment and the G&NS, Music, Pictures, ET&S and I&SS segments, All Other and Corporate and elimination.

(2)
(Profit)/loss items included in the Adjustment for each fiscal year ended March 31 consists of the aggregate of the following items (amounts are presented as Yen in millions):

•
For the fiscal year ended March 31, 2023: Litigation settlements received in relation to lawsuits for Recorded Music and Music Publishing (5,694).

•
For the fiscal year ended March 31, 2024: Remeasurement gain resulting from the consolidation of a company previously accounted for using the equity method (6,008).

•
For the fiscal year ended March 31, 2025: None.

•
For the fiscal year ended March 31, 2026: Recording of impairment losses against Bungie, Inc.’s intangible and other assets (120,062), recording of expenses resulting from a correction in the amount of certain previously capitalized development costs (18,296), impairment loss related to sales of long-lived assets (7,969), realization of unrealized gains on land transferred by Sony Group Corporation to Sony Life Insurance Co., Ltd. in past fiscal years, in connection with an execution of a partial spin-off of the Financial Services business (43,898), recording of remeasurement gain from the acquisition of additional equity interest in Peanuts Holdings LLC (34,662), recording of remeasurement gain from the acquisition of additional equity interest in an affiliate previously accounted for using the equity method (7,154), impairment losses against assets associated with Pixomondo, which operates VFX and virtual production businesses, and related shutdown costs (27,097), loss associated with the sale of equity interest of Sony Semiconductor Israel Ltd. (19,899), and impairment losses against a portion of the display device business’s long-lived assets (16,473).

Net Debt without Financial Services and Net Debt
We present net debt without Financial Services and net debt because we believe that they are useful to investors as measures of our levels of indebtedness, net of cash and cash equivalents. We also believe that similar measures of indebtedness are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
We define net debt without Financial Services as the sum of short-term debt without Financial Services and long-term debt without Financial Services minus cash and cash equivalents without Financial Services, and define net debt as the sum of short-term and long-term debt minus cash and cash equivalents. A positive figure represents a net debt position, while a negative figure represents a net cash position.
The usefulness of net debt without Financial Services and net debt to investors has significant limitations including, but not limited to, (i) they may not be comparable to similarly titled measures used by other companies, including those in our industry, (ii) they do not reflect the amounts of interest payments to be paid on our indebtedness, (iii) they do not reflect any restrictions on our ability to prepay or redeem any of our indebtedness and (iv) they do not reflect any fees, costs or other expenses that we may incur in converting cash equivalents to cash, converting cash from one currency into another or in moving cash within our consolidated group. Net debt without Financial Services and net debt should not be considered in isolation and are not, and should not be viewed as, substitutes for cash, debt or any other measure presented in accordance with IFRS Accounting Standards, as applicable.
The most directly comparable measures under IFRS Accounting Standards for net debt without Financial Services and net debt are cash and cash equivalents, short-term and long-term debt. The table under “IFRS Selected Financial Data and Other Information from Fiscal Year Ended March 31, 2021 — Selected Balance Sheet Data” provides reconciliations from cash and cash equivalents, short-term and long-term debt presented under IFRS Accounting Standards to net debt without Financial Services and net debt as of the periods shown.
Our Businesses
Game and Network Services (G&NS)
Sony Interactive Entertainment LLC undertakes product research, development, design, marketing, sales, production, distribution and customer service for PlayStation® hardware, software, content and network services.
Digital Software and Add-on Content:
“Digital Software and Add-On Content” includes distribution of software titles and add-on content through the network.
Network Services:
“Network Services” includes network services relating to game, video and music content.
Hardware and Others:
“Hardware and Others” includes home gaming consoles, packaged software, game software sold bundled with home gaming consoles, peripheral devices and first-party software for third-party platforms.
Music
Recorded Music:
“Recorded Music” includes the distribution of physical and digital recorded music and revenue derived from artists’ live performances and merchandising. Sony Music Entertainment, a global entertainment company, excluding Japan, is engaged primarily in the development, production, marketing and distribution of recorded music in all commercial formats and genres. Sony Music Entertainment (Japan) Inc. (“SMEJ”) is an entertainment company mainly focused on the Japanese market, which includes a Japanese domestic recorded music business that produces recorded music and music videos through contracts with many artists in all music genres.
Recorded Music — Streaming:
“Recorded Music — Streaming” includes the distribution of digital recorded music by streaming.
Recorded Music — Others:
“Recorded Music — Others” includes the distribution of recorded music by physical media and digital download as well as revenue derived from artists’ live performances and merchandising.

Music Publishing:
“Music Publishing” includes the management and licensing of the words and music of songs. Sony Music Publishing LLC is a U.S.-based music publishing business that owns, administers and acquires rights to musical compositions, exploiting and marketing these compositions and receiving royalties or fees for their use.
Visual Media & Platform:
“Visual Media & Platform” includes the production and distribution of animation titles and game applications, and various service offerings for music and visual products. These businesses are operated primarily by SMEJ.
Pictures
Motion Pictures:
“Motion Pictures” includes the worldwide production, acquisition and distribution of live-action and animated motion pictures. SPE’s motion picture production organizations include Columbia Pictures, Screen Gems, TriStar Pictures, 3000 Pictures, Sony Pictures Animation, Stage 6 Films, AFFIRM Films, Sony Pictures International Productions, and Sony Pictures Classics. SPE also operates Sony Pictures Imageworks, a visual effects and animation unit, and manages a studio facility, Sony Pictures Studios, which includes post-production facilities.
Television Productions:
“Television Productions” includes the worldwide production, acquisition and distribution of programming, including scripted series, unscripted “reality” or “light entertainment,” daytime serials, game shows, animated series, made for television movies and miniseries and other programming.
Media Networks:
“Media Networks” includes the operation of television networks and direct-to-consumer streaming services worldwide. SPE’s television networks around the world include Sony Pictures Networks India, which operates television networks in India, and Game Show Network, LLC, which operates a U.S.-based network delivered on cable, satellite and other distribution platforms. Digital networks include Crunchyroll, a streaming service based in North America primarily focused on anime content, and Sony LIV, a general entertainment streaming service in India.
Entertainment, Technology & Services (ET&S)
Imaging:
“Imaging” includes image and video content creation products and solutions, including interchangeable lens cameras and interchangeable lenses.
Sound:
“Sound” includes headphones and wireless speakers.
Network Services:
“Network Services” includes internet-related services.
Displays:
“Displays” includes display products such as liquid crystal display (“LCD”) televisions, organic light-emitting diode (“OLED”) televisions, and projectors.

Other:
“Other” includes smartphones, home audio products, medical devices, as well as sports officiating support and content creation support services.
Imaging & Sensing Solutions (I&SS)
Sony Semiconductor Solutions Corporation (“SSS”) and its subsidiary Sony Semiconductor Manufacturing Corporation undertake product research, development, design, manufacturing, marketing, sales, production, distribution and customer services primarily for complementary metal oxide semiconductor (“CMOS”) image sensors, in addition to display devices, lasers, large-scale integration systems (“LSIs”) and other semiconductors. These CMOS image sensors are used in a wide variety of applications, primarily smartphones, as well as other products such as digital cameras and security cameras, factory automation systems and automobiles.
All Other
All Other consists of various operating activities, including the disc manufacturing business outside of Japan, and the recording media and storage media businesses.
* * *
Our principal executive offices are located at 7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan. Our telephone number in Japan is +81-3-6748-2111, and our corporate website is https://www.sony.com/en/. Information appearing on our website is not incorporated by reference into this prospectus supplement. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or any accompanying prospectus or free writing prospectus. We have included our website address as an inactive textual reference only.

The Offering
U.S.$            % Senior Notes due 2031
Notes Offered
U.S.$       aggregate principal amount of    % senior notes due            , 2031.
Offering Price
     % of the principal amount plus accrued interest from            , 2026, if settlement occurs after that date.
Maturity
The 2031 notes will mature on            , 2031.
Payment of Principal and Interest for the 2031 Notes
Interest on the 2031 notes will accrue at the rate of    % per annum from            , 2026.
The Issuer will pay interest on the 2031 notes semiannually in arrears on June      and December       of each year, beginning on            , 2026, to the persons in whose names the 2031 notes are registered as of the close of business on June      and December       of each year (whether or not a business day) immediately preceding the relevant interest payment date; provided that for so long as the 2031 notes are held by DTC, the record date for the 2031 notes will be the close of business on the business day preceding the relevant interest payment date. Interest on the 2031 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2031 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).
If any payment is due on the 2031 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2031 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.
The Issuer will pay 100% of the aggregate principal amount of the 2031 notes at the maturity date.
See “Description of the Notes — Principal, Maturity and Interest.”
Security Numbers
The security numbers for the 2031 notes are:
CUSIP No.:
ISIN:
Other Terms
For more information on the terms of the 2031 notes, see “— General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

U.S.$                % Senior Notes due 2036
Notes Offered
U.S.$            aggregate principal amount of            % senior notes due            , 2036.
Offering Price
           % of the principal amount plus accrued interest from            , 2026, if settlement occurs after that date.
Maturity
The 2036 notes will mature on            , 2036.
Payment of Principal and Interest for the 2036 Notes
Interest on the 2036 notes will accrue at the rate of            % per annum from            , 2026.
The Issuer will pay interest on the 2036 notes semiannually in arrears on June      and December      of each year, beginning on           , 2026, to the persons in whose names the 2036 notes are registered as of the close of business on June      and December      of each year (whether or not a business day) immediately preceding the relevant interest payment date; provided that for so long as the 2036 notes are held by DTC, the record date for the 2036 notes will be the close of business on the business day preceding the relevant interest payment date. Interest on the 2036 notes will be paid to but excluding the relevant interest payment date. The Issuer will compute interest on the 2036 notes on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).
If any payment is due on the 2036 notes on a day that is not a business day, the Issuer will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the 2036 notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.
The Issuer will pay 100% of the aggregate principal amount of the 2036 notes at the maturity date.
See “Description of the Notes — Principal, Maturity and Interest.”
Security Numbers
The security numbers for the 2036 notes are:
CUSIP No.:
ISIN:
Other Terms
For more information on the terms of the 2036 notes, see “— General Terms of the Notes” and “Description of the Notes” in this prospectus supplement and “Description of Senior Debt Securities” in the accompanying prospectus.

General Terms of the Notes
Issuer
Sony Group Corporation
Securities Offered
The Issuer will offer the notes set forth on the cover page of this prospectus supplement in accordance with the terms set forth in this prospectus supplement and the accompanying prospectus.
The notes will be issued in fully registered form, without coupons, in denominations of U.S.$2,000 in principal amount and integral multiples of U.S.$1,000 in excess thereof.
Ranking
The notes will constitute the Issuer’s direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all the Issuer’s other unsecured obligations, other than the Issuer’s subordinated obligations and except for statutorily preferred obligations. See “Description of the Notes — General.”
Additional Amounts
All payments of principal and interest in respect of the notes will be made without withholding or deduction for or on account of withholding taxes imposed by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. Interest payments on the notes will generally be subject to Japanese withholding tax with certain exceptions. See “Taxation — Japanese Taxation.” If the payments are subject to Japanese withholding tax, the Issuer will pay such additional amounts (subject to certain exceptions) in respect of such Japanese withholding taxes as will result in the payment of amounts which would have been otherwise receivable in the absence of any deduction or withholding on account of such Japanese withholding taxes. See “Description of Senior Debt Securities — Taxation and Additional Amounts” in the accompanying prospectus.
Optional Redemption
The Issuer has the option to redeem the notes, in whole or in part, at any time and from time to time prior to            , 2031, in the case of the 2031 notes and          , 2036, in the case of the 2036 notes (in each case, the “Par Call Date”).
The redemption price for the notes of each series to be redeemed prior to the applicable Par Call Date will be equal to the greater of:
1.
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes — Optional Redemption”) plus          basis points in the case of the 2031 notes and plus          basis points in the case of the 2036 notes less (b) interest accrued to the date of redemption for each such series to be redeemed; and

2.
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.
On or after the Par Call Date for such series of notes, the Issuer has the option to redeem the notes of such series, in whole or in part,

at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.
See “Description of the Notes — Optional Redemption.”
Optional Tax Redemption
The Issuer may redeem each series of the notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the notes outstanding plus accrued and unpaid interest to the redemption date if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of this prospectus supplement, the Issuer would be required to pay additional amounts with respect to the notes as described under “Description of Senior Debt Securities — Taxation and Additional Amounts” in the accompanying prospectus. See “Description of Senior Debt Securities — Optional Tax Redemption” in the accompanying prospectus.
Listing
The Issuer does not intend to list the notes on any securities exchange or quoted on an automated dealer quotation system. The notes of each series will be new securities for which there are currently no public markets.
Global Security
The notes of each series will be initially represented by one or more global certificates in fully registered form without interest coupons, or global securities. The global securities will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream.
Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of each series of the notes will be exercisable by beneficial owners of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive notes except in the limited circumstances described under “Description of Senior Debt Securities — Form, Book-entry and Transfer” in the accompanying prospectus.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes. See “Use of Proceeds.”
Trustee, Paying Agent, Transfer Agent and Registrar
The Bank of New York Mellon will act as the trustee, paying agent, transfer agent and registrar for the notes.
Governing Law
The Indenture (as defined in “Description of the Notes — General”) and the notes will be governed by and construed in accordance with the laws of the State of New York.

Clearance and Settlement
The notes have been accepted for clearance through DTC, Euroclear and Clearstream.
Delivery of the Notes
Delivery of the notes is expected on or about            , 2026.

RISK FACTORS
Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading prices and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in a particular series of notes and the suitability of investing in the notes in light of their particular circumstances.
This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below and in “Item 3. Key Information — D. Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2026, which is incorporated herein by reference.
Risks Related to the Notes
The notes are unsecured obligations.
The notes are unsecured obligations and repayment of the notes may be compromised if:
•
we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings;

•
we default in payment of any existing or future indebtedness; or

•
any of our existing or future indebtedness is accelerated.

If any of these events occurs, our assets may be insufficient to pay amounts due on the notes.
The Indenture and the notes contain very limited restrictive covenants and provide no protection in the event of a change in control, and the notes will be effectively subordinated to the liabilities of our subsidiaries.
The Indenture and the notes do not contain any financial covenants or other restrictions on our ability to securitize our assets, pay dividends on the shares of our common stock, incur unsecured indebtedness, issue new securities or repurchase our outstanding securities. In addition, there are only limited restrictions on our ability to pledge assets to secure other indebtedness or to sell or otherwise dispose of our assets. These or other actions by us could adversely affect our ability to pay amounts due on the notes. Furthermore, claims of the creditors of our subsidiaries will generally have priority with respect to the assets of such subsidiaries over the claims of holders of the notes. Accordingly, the notes will be effectively subordinated to the liabilities of our subsidiaries. In addition, the Indenture and the notes do not contain any covenants or other provisions that prevent a highly leveraged transaction or a change in control or require us to repurchase the notes in the event of a highly leveraged transaction or a change in control.
There is no prior market for the notes and, if a market develops, it may not be liquid.
The notes of each series are new securities that may not be widely distributed and for which there is currently no existing market. We do not intend to list the notes on any securities exchange or to seek their quotation on any automated dealer quotation system. There can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any markets that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:
•
prevailing interest rates;

•
our financial condition and results of operations;

•
the then-current ratings assigned to the notes;

•
the market for similar securities; and

•
general economic conditions.

Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amounts of the notes; and the level, direction and volatility of market interest rates generally. If active trading markets for the notes do not develop or are not sustained, the market prices and liquidity of the notes may be adversely affected and you may be unable to resell the notes or may only be able to sell them at a substantial discount.
The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.
The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: our strategy and management’s capability; our financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in our key markets; the level of political support for the industries in which we operate; and legal and regulatory frameworks affecting our legal structure, business activities and the rights of our creditors, including the effect of trade policies, and our reactions thereto, on our business, financial condition and results of operations. The credit rating agencies may also revise the ratings methodologies applicable to us or other issuers within our industry, or operating in the political or economic regions in which we operate. If credit rating agencies perceive there to be adverse changes in the factors affecting our creditworthiness, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to us or to our securities, including the notes.
A downgrade or potential downgrade in our ratings (including those of the notes) or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.
We may redeem the notes at our option prior to maturity.
We may redeem the notes of each series, in whole or in part, at our option prior to the maturity date at any time and from time to time. In the case of such discretionary optional redemption, if made on or after the Par Call Date for the relevant series of notes, we will not be required to pay any premium or other make-whole payments on the notes being redeemed. Moreover, upon the occurrence of certain changes in tax law, we will be permitted to redeem the notes at par. See “Description of the Notes — Optional Redemption” herein and “Description of Senior Debt Securities — Optional Tax Redemption” in the accompanying prospectus.
Any decision by us as to whether we will exercise our option to redeem the notes will be made at our absolute discretion. Our decision may be influenced by factors such as, but not limited to, the economic impact of exercising such option to redeem the notes, any tax consequences, and the prevailing market conditions. We may, for example, decide to redeem the notes prior to their maturity date if the interest payable on the notes is greater than the interest that would be payable on our other outstanding financial instruments of a comparable maturity, of comparable terms and of a comparable credit rating.
You will not have the right to request the redemption of the notes. As a result, you may be required to bear the financial risks of an investment in the notes until maturity. You should not invest in the notes with the expectation that we will exercise our option to redeem the notes. In addition, our optional redemption of the notes or the perception that the notes may be redeemed in the circumstances described above may negatively affect the market value of the notes. Moreover, in the event we choose to redeem the notes, the holders of such notes may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on such notes.

USE OF PROCEEDS
We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately U.S.$      million.
We intend to use the net proceeds of this offering for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2026, on an actual basis and an adjusted basis to give effect to the issuance of the notes offered hereby, but not the use of proceeds therefrom. You should read this table together with our audited consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus supplement.
	As of March 31, 2026
	Yen (millions)
	Actual	As adjusted
Short-term debt:
Short-term borrowings	¥51,183		¥51,183
Current portion of long-term debt	166,410		166,410
Long-term debt:
Long-term debt	824,393		824,393
The notes offered hereby(1)	—
Total long-term debt	¥824,393	¥
Equity:
Common stock authorized – 18,000,000,000 shares issued – 6,149,810,645 shares(2)(4)	881,357		881,357
Additional paid-in capital	1,465,499		1,465,499
Retained earnings	5,294,890		5,294,890
Accumulated other comprehensive income	1,229,371		1,229,371
Treasury stock, at cost(3)(4)	(752,106)		(752,106)
Equity attributable to Sony Group Corporation’s stockholders	8,119,011		8,119,011
Non-controlling interests	394,578		394,578
Total equity	8,513,589		8,513,589
Total capitalization(5)	¥9,337,982	¥

Notes:
(1)
Translation of the U.S. dollar amounts of the notes into yen has been made at the exchange rate of ¥159.08 = U.S.$1.00, which was the noon buying rate in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York on March 31, 2026. The as adjusted amount does not give effect to financing fees, underwriters’ discounts and related costs and expenses.

(2)
Our Board of Directors resolved and approved the establishment of a facility for the repurchase of shares of our own common stock pursuant to the Companies Act of Japan and our Articles of Incorporation at the meeting of the Board of Directors held on May 8, 2026. The May 8, 2026 resolution authorized the repurchase of up to the lesser of (i) an aggregate of 230,000,000 shares of our common stock (approximately 3.89% of the total outstanding shares of our common stock (excluding treasury stock)) and (ii) up to ¥500 billion between May 11, 2026 and May 10, 2027. Under the May 8, 2026 resolution, between May 11, 2026 and May 31, 2026, we have repurchased 19,069,900 shares of our common stock for an aggregate amount of 67,260 million yen.

(3)
The “Treasury stock, at cost” amount under “As adjusted” reflects the repurchases of shares of our own common stock described in note (2) above.

(4)
Pursuant to the decision by our Representative Corporate Executive Officer delegated by the Board of Directors, we canceled 184,494,319 shares of our own common stock (consisting entirely of treasury stock and representing approximately 3.0% of the total number of shares issued and outstanding as of April 30, 2026) on May 29, 2026.

(5)
Total capitalization is the sum of total equity and total long-term debt, excluding the current portion of long-term debt.

Except as stated above, there has been no material change in our capitalization or indebtedness since March 31, 2026.

DESCRIPTION OF THE NOTES
The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our senior debt securities set forth in the accompanying prospectus under the heading “Description of Senior Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable free writing prospectus in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture (as described below).
When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sony Group Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.
General
The 2031 notes and the 2036 notes will each constitute a series of senior debt securities to be issued under an indenture between us and The Bank of New York Mellon, as Trustee (the “Trustee”), to be dated as of June   , 2026, as amended or supplemented from time to time (the “Indenture”). The Indenture is qualified under the U.S. Trust Indenture Act of 1939, as amended. The Indenture is more fully described in the accompanying prospectus. Upon prior written request and satisfactory proof of holding, copies of the Indenture and any amendments or supplements thereto will be available during normal office hours (being 9:00 a.m. to 3:00 p.m.) at the corporate trust office of the Trustee located at 240 Greenwich Street, New York, NY 10286, United States of America.
We will issue the notes in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. The notes of each series will be represented by one or more registered notes in global form without coupons deposited with a custodian and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct and indirect participants, including Euroclear and Clearstream.
The notes of each series may be redeemed at any time prior to maturity in the circumstances described under “— Optional Redemption” below and as set forth under “Description of Senior Debt Securities — Optional Tax Redemption” in the accompanying prospectus. The notes will not be subject to any sinking fund.
The notes will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.
The Indenture and the notes will not contain any financial covenants or restrictions on the payment of dividends, the incurrence of indebtedness, including other senior indebtedness (other than as set forth below under “— Negative Pledge”), or the issuance or repurchase of our securities. The Indenture and the notes will not contain any covenants or other provisions that afford protection or grant special rights to holders of the notes in the event of a highly leveraged transaction or a change in control of us.
Principal, Maturity and Interest
We expect to issue one or more series of senior fixed rate notes in the initial aggregate principal amount(s) and with the maturity date(s) set forth in the applicable pricing term sheet and described on the cover page and under “Summary — The Offering.”
Interest on the notes of each series will accrue at the rate per annum, and from the date, set forth in the applicable pricing term sheet and described on the cover page and under “Summary — The Offering.” We will pay interest on the notes of each series semiannually in arrears, on June     and December     of each year, beginning on December   , 2026, to the persons in whose names the notes of each series are registered as of the close of business on June     and December     of each year (whether or not a business day) immediately preceding the relevant interest payment date; provided that for so long as the notes of each series are held by DTC, the record date for the notes of such series will be the close of business on the business day preceding the relevant interest payment date. Interest on the notes will be paid to but excluding the relevant interest payment date. We will compute interest on the basis of a 360-day year consisting of twelve 30-day months and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). We will pay the principal of and interest on the notes of each series in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.
If any payment is due on the notes on a day that is not a business day, we will make the payment on the day that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the notes or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.
All payments in respect of the notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of Senior Debt Securities — Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.
The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking or trust institutions in New York City or in Tokyo are authorized generally or obligated by law, regulation or executive order to be closed.
Optional Redemption
We have the option to redeem the notes of each series, in whole or in part, at any time and from time to time prior to,     , 2031 (the date that is     month(s) prior to maturity) in the case of the 2031 notes and       , 2036 (the date that is         month(s) prior to maturity) in the case of the 2036 notes (in each case, the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes being redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points in the case of the 2031 notes and         basis points in the case of the 2036 notes less (b) interest accrued to the date of redemption for each such series to be redeemed; and

(ii)
100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.
On or after the Par Call Date for such series of notes, we may redeem the notes of each series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date for each such series to be redeemed.
Neither the Trustee nor the Paying Agent shall be responsible for calculating or verifying the redemption price.
As used herein:
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
We shall determine the Treasury Rate after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any

successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. In addition, notwithstanding anything to the contrary in the Indenture or the notes, we may designate an independent investment banking or commercial banking institution of national standing in the United States appointed by us at our sole discretion to cause it to make any determination, decision or election that we shall make in determining the Treasury Rate or the redemption price. The actions and determinations made by such independent investment banking or commercial banking institution in determining the Treasury Rate or the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes of such series to be redeemed and the Trustee.
In the case of a partial redemption, selection of the notes of such series for redemption will be made on a pro rata pass-through distribution of principal basis, by lot or by such other method as the Trustee in its sole and absolute discretion deems appropriate and fair. No notes of such series of a principal amount of less than the minimum denomination will be redeemed in part. If any note of such series is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. Notwithstanding the foregoing, for so long as the notes are held by DTC (or another depositary), the redemption of the notes, including a partial redemption, shall be done in accordance with the policies and procedures of the depositary, which in the case of DTC will be made on a “Pro Rata Pass-Through Distribution of Principal” basis.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Optional Tax Redemption
We have the option to redeem the notes prior to maturity in the event of certain changes in tax laws or regulations and certain other conditions are met. See “Description of Senior Debt Securities — Optional Tax Redemption” in the accompanying prospectus.
Negative Pledge
So long as any of the notes remain outstanding, we may not create or permit to subsist any Lien (as defined below) on any of our property, assets or revenues, present or future, to secure, for the benefit of the holders of Public External Indebtedness (as defined below), payment of any sum owing in respect of any such Public External Indebtedness, any payment under any guarantee of any such Public External Indebtedness or any payment under any indemnity or other like obligation relating to any such Public External Indebtedness, unless contemporaneously therewith effective provision is made to secure the outstanding notes equally and ratably with such Public External Indebtedness with a similar Lien on the same property, assets or revenues securing such Public External Indebtedness for so long as such Public External Indebtedness is secured by such Lien. Notwithstanding the foregoing, this restriction will not apply to Liens on money paid to or money or securities deposited by us with a fiscal agent, trustee or depository to pay, defease or discharge in full over time our obligations in respect of other Public External Indebtedness (provided that such money or securities so paid or deposited, and the proceeds therefrom, will be sufficient to pay or discharge such obligations in full).
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset and any other right of or arrangement with any creditor to have its claims satisfied out of any property or assets, or the proceeds therefrom, prior to any general creditor of the owner thereof.
“Public External Indebtedness” means any bonds, debentures, notes or any other similar investment securities of ours evidencing indebtedness for borrowed money, or guarantees thereof, which (a) are either (i) by their terms payable, or confer a right to receive payment, in any currency other than Japanese yen or (ii) denominated in Japanese yen and more than 50% of the aggregate principal amount thereof is initially distributed outside of Japan by or with our authorization; and (b) are, are capable of being or are intended to be, quoted, listed, ordinarily dealt in or traded on a stock exchange or over-the-counter or other securities market outside Japan.
Events of Default and Remedies
Holders of the notes will have certain rights if an event of default occurs. You should read the information under the heading “Description of Senior Debt Securities — Events of Default under the Indenture” in the accompanying prospectus.
Methods of Receiving Payments
The principal of, and interest and additional amounts on, the notes represented by the global certificates will be payable in U.S. dollars. Subject to the terms of the Indenture, the paying agent will hold all sums received by it for the payment of the principal and interest on the notes. We will cause the paying agent to pay such amounts received by it, on the dates payment is to be made, directly to DTC.
Trustee, Paying Agent, Transfer Agent and Registrar
The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286, United States of America, will initially act as trustee, paying agent, transfer agent and registrar for the notes. We may change the paying agent, transfer agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent, transfer agent or registrar.

In considering the interests of holders of the notes while title to the notes is registered in the name of a nominee of DTC, the trustee, the transfer agent, the paying agent and the notes registrar may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to notes and may (but will not be obliged to) consider such interests as if such accountholders were the holders of the notes.
Governing Law
The notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.
Book Entry, Delivery and Form
The notes will be represented by one or more global certificates. The global certificates will be deposited upon issuance with Cede & Co., as nominee for DTC, and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct or indirect participants, including Clearstream and Euroclear.
Except as otherwise described in this prospectus supplement or the accompanying prospectus, the global certificates may be transferred, in whole and not in part, only to DTC, a nominee of DTC or to a successor of DTC or its nominee. You may not exchange your beneficial interests in the global certificates for notes in certificated form except in limited circumstances. In addition, transfers of beneficial interests in the global certificates will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Clearstream and Euroclear), which may change from time to time.
It is expected that delivery of the notes will be made against payment for the notes on the date set forth in the applicable pricing term sheet and described on the cover page and under “Summary — The Offering.”
Clearance and Settlement
The notes have been accepted for clearance through DTC, Euroclear and Clearstream.

TAXATION
The following is a general description of certain aspects of Japanese and U.S. federal income taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese and U.S. taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.
Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and the United States and applicable income tax treaties executed by Japan and the United States all as in effect on the date of this prospectus supplement, all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.
Japanese Taxation
The Notes
The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order No. 43 of 1957, as amended (the “Cabinet Order” under the Act on Special Measures Concerning Taxation) relating to the issuer of the notes or a specially-related person of the Issuer.
Representation by Investor upon Distribution
By subscribing for the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the Issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution by the underwriters under the underwriting agreement at any time to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above.
Interest Payments on Notes and Redemption Gain or Redemption Loss
The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain or redemption loss, meaning any positive or negative difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes (the “Redemption Gain” or the “Redemption Loss,” as the case may be), where such notes are issued by the issuer of the notes outside Japan and payable outside Japan. In addition, the following description assumes that only global certificates are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisors as to their exact tax position.
1.   Non-resident Investors
If the recipient of interest on the notes or of the Redemption Gain with respect to such interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the Issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1.   Interest
(1)   If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:
1.
if the relevant notes are held through certain participants in an international clearing organization such as DTC or certain financial intermediaries prescribed by the Act on Special Measures Concerning Taxation and the Cabinet Order (each such participant or financial intermediary, a Participant), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Cabinet Order together with the Act on Special Measures Concerning Taxation and the ministerial ordinance and other regulations thereunder (the “Law”), to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted (“Interest Recipient Information”) and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the Issuer), and that the issuer of the notes prepare and file a certain confirmation prescribed by the Law (an “Interest Recipient Confirmation”) with the competent local tax office in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant clearing organization; and

2.
if the relevant notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho) (the “Written Application for Tax Exemption”), together with certain documentary evidence, and that the issuer of the notes file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Law) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.
(2)   If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) are complied with. Failure to do so will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.
(3)   Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation (such person is referred to as a specially-related person of the Issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise by way of withholding, could apply to such interest under Japanese tax law.
(4)   If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the Issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal and Singapore. Under the tax treaties between Japan and Austria, Belgium, Denmark, Germany, Spain, Sweden, Switzerland, the United Kingdom or the United States, interest paid to qualified Austrian, Belgian, Danish, German, Spanish, Swedish, Swiss, United Kingdom or United States residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Under the current income tax treaties between Japan and Australia, France, the Netherlands or New Zealand, certain limited categories of qualified Australian, French, Dutch or New Zealand residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the notes to the relevant tax authority before payment of interest.
(5)   Under the Law, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the Issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the Issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the Issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the Issuer.
1.2.   Redemption Gain or Redemption Loss
(1)   If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain. If there is any Redemption Loss, such Redemption Loss will be disregarded for purposes of regular income tax or corporate tax, as appropriate, of the recipient.
(2)   If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.
(3)   Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the Issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty. If there is any Redemption Loss, such Redemption Loss may be taken into account in computing the net taxable income, if any, for purposes of regular income tax or corporate tax, as appropriate, of the recipient.
2.   Resident Investors
If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the Issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences otherwise than by way of withholding, including the treatment of the Redemption Loss.
2.1.   Interest
(1)   If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution or a Public Corporation etc. who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.
(2)   If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law, or a Public Corporation etc., or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Act on Special Measures Concerning Taxation (each, a “Specified Financial Institution”) that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes, or the Japanese Custodian, and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Law, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.
(3)   If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes.
(4)   If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) are complied with, no withholding tax will be imposed.

2.2.   Redemption Gain
If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.
3.
Special Additional Taxes for Reconstruction from the Great East Japan Earthquake and for Strengthening Japan’s National Defense Capabilities

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the Great East Japan Earthquake of March 11, 2011 (the “reconstruction surtax”), the withholding tax rate has been effectively increased to 15.315%. This overall 15.315% withholding tax rate continues to apply until December 31, 2047, while the breakdown of the 0.315% surtax portion is (i) the reconstruction surtax of 0.315% (or 2.1% of 15%) until December 31, 2026, and (ii) during the period beginning on January 1, 2027 and ending on December 31, 2047, the reconstruction surtax of 0.165% (or 1.1% of 15%) and another special additional withholding tax of 0.15% (or 1.0% of 15%) to fund strengthening Japan’s national defense capabilities (the “defense surtax”). The 2026 tax reform, which was promulgated on March 31, 2026, has introduced the defense surtax while accordingly reducing the reconstruction surtax, to maintain the overall 15.315% withholding tax rate. On or after January 1, 2048, the overall withholding tax rate will be 15.15%, instead of 15.315%, where the only surtax will be the defense surtax of 0.15% (or 1.0% of 15%). All references to the tax rate of 15.315% in the foregoing descriptions should be read accordingly, taking into account these developments. There are also reconstruction surtax and defense surtax imposed in relation to regular income tax due other than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the periods mentioned above.
Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes
Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.
No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by holders of the notes in connection with the issue of the notes, nor will such taxes be payable by holders of the notes in connection with their transfer if such transfer takes place outside Japan.
Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.
United States Taxation
The following is a summary of material U.S. federal income tax considerations that may be relevant to a U.S. holder (as defined below) of a note. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, laws, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with beneficial owners of notes that will hold notes as capital assets and acquired notes upon original issuance at their issue price. This summary does not address particular tax considerations that may be applicable to investors that are subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, entities taxed as partnerships or the partners therein, U.S. expatriates, nonresident alien individuals present in the United States for more than 182 days in a taxable year, or persons that have a “functional currency” other than the U.S. dollar.
This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under state, local, foreign tax laws, the alternative minimum tax or the Medicare tax on net investment income or under special timing rules prescribed under section 451(b) of the Code. Investors should consult their own tax advisors in determining the tax consequences to them of holding notes under such tax laws, as well as the application to their particular situation of the U.S. federal income tax considerations discussed below.

As used herein, a “U.S. holder” is a beneficial owner of a note that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise will be subject to U.S. federal income taxation on a net income basis in respect of the note.
Payments of Interest and Additional Amounts.   The gross amount of stated interest and additional amounts (i.e., without reduction for Japanese withholding tax at the appropriate Japanese withholding tax rate applicable to the U.S. holder) will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. In general, however, if the notes are issued with OID at or above a de minimis threshold, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
Subject to generally applicable limitations and conditions, Japanese withholding tax paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include requirements adopted by the U.S. Internal Revenue Service (“IRS”) in regulations promulgated in December 2021 and any Japanese tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that either (i) is eligible for, and properly elects, the benefits of the Convention between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, or (ii) consistently elects to apply a modified version of these rules under temporary guidance and complies with specific requirements set forth in such guidance, the Japanese tax on interest generally will be treated as meeting the requirements and therefore as a creditable tax. In the case of all other U.S. holders, the application of these requirements to the Japanese tax on interest is uncertain and we have not determined whether these requirements have been met. If the Japanese tax is not a creditable tax for a U.S. holder or the U.S. holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year, the U.S. holder may be able to deduct the Japanese tax in computing such U.S. holder’s taxable income for U.S. federal income tax purposes. Interest and additional amounts will constitute income from sources without the United States and, for U.S. holders that elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.
The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of these rules to their particular situations.
Sale, Exchange and Retirement of Notes.   Upon the sale, exchange or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and the U.S. holder’s tax basis in such note. A U.S. holder’s tax basis in a note will generally equal the cost of the note to such holder. Gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the note for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deduction of capital losses is subject to limitations.
Specified Foreign Financial Assets.   Individual U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which may include notes issued in certificated form) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisors concerning the application of these rules to their investment in the notes, including the application of the rules to their particular circumstances.
Information Reporting and Backup Withholding
Information returns will be filed with the IRS in connection with payments on the notes, and of the proceeds of dispositions of notes, that are made within the United States or through certain U.S. (or U.S.-connected) intermediaries, unless the payee is an “exempt recipient.” In addition, United States persons may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING
Subject to the terms and conditions contained in the underwriting agreement, dated the date of this prospectus supplement, between us and the underwriters named below, for whom BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has agreed, severally and not jointly, to purchase from us, the respective principal amounts of the notes set forth opposite its name in the table below.
Underwriter	Principal Amount of the 2031 notes	Principal Amount of the 2036 notes
(U.S.$)
BofA Securities, Inc.	$	$
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Total	$	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their affiliates and controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts
The representatives have advised us that the underwriters propose initially to offer each series of the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. After the initial offering, the public offering prices, concessions or any other term of the offering may be changed. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The expenses of the offering, including the SEC registration fee, printing expenses and fees and expenses of our legal and accounting advisors as well as the trustee but not including the underwriting commissions, are estimated at approximately U.S.$           million and are payable by us. We have agreed to reimburse the underwriters for certain other expenses in connection with this offering and the underwriters have agreed to reimburse us for certain expenses incurred by us in connection with this offering upon the closing of the offering.
New Issues of Notes
The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Settlement
We expect that delivery of the notes will be made to investors on or about           , 2026, which will be the New            York business day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder may be required, by virtue of the fact that the notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.
No Sales of Similar Securities
We have agreed that we will not, for a period commencing on the date hereof and ending the closing date of this offering, without first obtaining the prior written consent of the representatives of the underwriters, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, or otherwise transfer or dispose of, any other U.S. dollar-denominated senior debt securities or securities exchangeable for or convertible into U.S. dollar-denominated senior debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Stabilization and Short Positions
In connection with the offering, the underwriters and/or any person acting on behalf thereof may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Stamp Taxes and Other Charges
Purchasers of the notes offered by this prospectus supplement and the accompanying prospectus may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering prices on the cover of this prospectus supplement.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, commercial banking, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or financial instruments, or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, assets, currencies or commodities.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the FIEA and are subject to the Act on Special Measures Concerning Taxation. Each of the underwriters has represented and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell, notes in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution pursuant to the underwriting agreement dated the date hereof at any time, directly or indirectly, offer or sell any notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with us as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation or (b) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.
Notice to Prospective Investors in European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The notes which are the subject of the offering contemplated by this prospectus supplement in relation thereto have not been offered, sold, distributed or otherwise made available and will not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For the purposes of this provision:
(a)
the expression retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024; and
(b)
the expression offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Notice to Prospective Investors in Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in this prospectus supplement being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes has been issued or will be issued or has been or will be in the possession of, any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong), other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)    to any person which is a professional client as defined under the FinSA;
(b)   to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
(c)   in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended March 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers Japan LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers Japan LLC’s address is Otemachi Park Building, 1-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan.

LEGAL MATTERS
The validity of the notes with respect to United States federal law and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, and for the underwriters by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us.

WHERE YOU CAN FIND MORE INFORMATION
Incorporation by Reference
The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our annual report on Form 20-F for the fiscal year ended March 31, 2026, filed on June 18, 2026 (File Number 001-06439).
All subsequent documents filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:
Sony Group Corporation
7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan
Telephone number: +81-3-6748-2111
Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.sony.com/en/.
You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus supplement on our internet site at https://www.sony.com/en/.
Except as described above, the information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus supplement or any accompanying prospectus or free writing prospectus. We have included our website address as an inactive textual reference only.

PROSPECTUS
SONY GROUP CORPORATION
SENIOR DEBT SECURITIES
By this prospectus, Sony Group Corporation (“Sony”) may offer and sell senior debt securities from time to time in one or more offerings at prices and on terms to be determined at or prior to the time of the applicable offering.
This prospectus provides you with a general description of the senior debt securities Sony may offer and the manner in which they will be offered and sold.
Each time senior debt securities are sold using this prospectus, Sony will provide a supplement to this prospectus that contains specific terms of the senior debt securities and describes the specific manner in which the senior debt securities will be offered and sold. The supplement may also add to, update or change information contained in this prospectus. Before you invest in any of these senior debt securities, you should carefully read this prospectus and any applicable supplement, including documents incorporated by reference herein or therein.
The senior debt securities will be offered through underwriters, dealers or agents or directly to investors. The supplements to this prospectus will provide the specific terms of the plan of distribution.
The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the senior debt securities covered by the prospectus supplement.
Investing in the senior debt securities involves risk. You should carefully consider the information described under the heading “Risk Factors” on page 4 of this prospectus, in the documents incorporated by reference into this prospectus and in any applicable prospectus supplement before you invest in any of the securities of Sony.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 18, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the senior debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the senior debt securities which we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the senior debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 32 of this prospectus before purchasing any of our senior debt securities.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Neither we, nor any agent, underwriter or dealer has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We and any agent, underwriter, trustee or dealer are not responsible for, and can provide no assurance as to the accuracy or reliability of, any other information that any other person may give you. Neither we, nor any agent, underwriter, trustee or dealer are making, nor will make, an offer to sell senior debt securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any day other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus and any supplement to this prospectus to “Sony,” “we,” “us,” “our” and similar terms refer to Sony Group Corporation and its consolidated subsidiaries, as a group. We use the word “you” to refer to prospective investors in the senior debt securities. Our consolidated financial statements have been prepared in accordance with IFRS® Accounting Standards as issued by the International Accounting Standards Board, which includes IAS® Standards, SIC® Interpretations and IFRIC® Interpretations. Unless otherwise stated or the context otherwise requires, all amounts in such financial statements are expressed in Japanese yen.
In this prospectus and any prospectus supplement, when we refer to “yen” and “¥,” we mean Japanese yen.
In this prospectus, all financial information presented in Japanese yen has been rounded to the nearest million Japanese yen.
Due to rounding, the total amounts presented in tables may not be equal to the sum of the individual figures shown. Our fiscal year end is March 31. References to years not specified as being fiscal years are to calendar years.
In this prospectus, all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We may from time to time make written or oral “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Written forward-looking statements may appear in documents filed with the SEC, including this prospectus and any prospectus supplement, documents incorporated by reference and other communications.
The U.S. Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. We rely on this safe harbor in making forward-looking statements.
Forward-looking statements appear in a number of places in this prospectus and include statements regarding our current intent, belief, targets or expectations or those of our management. In many, but not all cases, we use words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “forecast,” “estimate,” “project,” “anticipate,” “aim,” “intend,” “seek,” “may,” “might,” “could” or “should,” and words of similar meaning, as they relate to us or our management, to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those which are anticipated, aimed at, believed, estimated, expected, intended or planned.
Forward-looking statements, which include statements contained in “Item 3. Key Information — D. Risk Factors,” “Item 4. Information on the Company — B. Business Overview,” “Item 5. Operating and Financial Review and Prospects” and elsewhere in our most recent annual report on Form 20-F, are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those set forth in such statements.
The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SONY GROUP CORPORATION
Sony was established in Japan in May 1946 as Tokyo Tsushin Kogyo Kabushiki Kaisha, a joint stock company (Kabushiki Kaisha) under Japanese law. We changed our company name to Sony Kabushiki Kaisha (“Sony Corporation” in English) in January 1958, and changed our company name again to Sony Group Kabushiki Kaisha (“Sony Group Corporation” in English) in April 2021 in order to focus on our role as the headquarters of the Sony Group.
Sony’s business comprises five different segments. The Game & Network Services (“G&NS”) segment includes the production and sales of digital software and add-on content, the network services businesses and the manufacture and sales of home gaming products. The Music segment includes the Recorded Music, Music Publishing and Visual Media & Platform businesses. The Pictures segment includes the Motion Pictures, Television Productions and Media Networks businesses. The Entertainment, Technology & Services (“ET&S”) segment includes the Imaging business, the Sound business, the Network Services business and the Displays business. The Imaging & Sensing Solutions (“I&SS”) segment includes the image sensors business. All Other consists of various operating activities, including the disc manufacturing and recording media businesses. Sony’s products and services are generally unique to a single operating segment.
For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F, which is incorporated herein by reference.

RISK FACTORS
Investing in our senior debt securities involves risk. Before you decide to invest in our senior debt securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference herein and therein. The occurrence of any of these risks might cause you to lose all or part of your investment in our senior debt securities.
Please see “Where You Can Find More Information” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference herein.

OFFERING INFORMATION
We may sell an indeterminate amount of senior debt securities from time to time through negotiated transactions with underwriters or with other persons, through a combination of such methods of sale or otherwise, including private sales. See “Plan of Distribution.” We may sell senior debt securities at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by agreement between us and underwriters, brokers, dealers or agents, or purchasers.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2026. You should read this table together with our audited consolidated financial statements, including the notes thereto, and the other financial data appearing elsewhere, or incorporated by reference, in this prospectus.
As of March 31, 2026
Yen (millions)
Short-term debt:
Short-term borrowings	¥51,183
Current portion of long-term debt	166,410
Long-term debt:
Long-term debt	824,393
Total long-term debt	¥824,393
Equity:
Common stock
authorized – 18,000,000,000 shares
issued – 6,149,810,645 shares(1)(2)	881,357
Additional paid-in capital	1,465,499
Retained earnings	5,294,890
Accumulated other comprehensive income	1,229,371
Treasury stock, at cost(2)	(752,106)
Equity attributable to Sony Group Corporation’s stockholders	8,119,011
Non-controlling interests	394,578
Total equity	8,513,589
Total capitalization(3)	¥9,337,982

Notes:
(1)
Our Board of Directors resolved and approved the establishment of a facility for the repurchase of shares of our own common stock pursuant to the Companies Act of Japan and our Articles of Incorporation at the meeting of the Board of Directors held on May 8, 2026. The May 8, 2026 resolution authorized the repurchase of up to the lesser of (i) an aggregate of 230,000,000 shares of our common stock (approximately 3.89% of the total outstanding shares of our common stock (excluding treasury stock)) and (ii) up to ¥500 billion between May 11, 2026 and May 10, 2027. Under the May 8, 2026 resolution, between May 11, 2026 and May 31, 2026, we have repurchased 19,069,900 shares of our common stock for an aggregate amount of 67,260 million yen.

(2)
Pursuant to the decision by our Representative Corporate Executive Officer delegated by the Board of Directors, we canceled 184,484,319 shares of our own common stock (consisting entirely of treasury stock and representing approximately 3.0% of the total number of shares issued and outstanding as of April 30, 2026) on May 29, 2026.

(3)
Total capitalization is the sum of total equity and total long-term debt, excluding the current portion of long-term debt.

USE OF PROCEEDS
The use of the net proceeds from each offering of senior debt securities will be described in the applicable prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following is a summary of certain general terms and provisions of the senior debt securities that we may offer from time to time under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.
Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the Indenture (as described below) and the senior debt securities, forms of which have been filed, or will be filed, as applicable, as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.
When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sony Group Corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.
General
The senior debt securities will be issued under a senior indenture (the “Indenture”), to be entered into between us and The Bank of New York Mellon, as Trustee (the “Trustee”), upon the initial issuance of senior debt securities. Pursuant to the Indenture, senior debt securities may be issued in one or more series established from time to time by or pursuant to a board resolution or a determination of our officer, of which authority is delegated from our Board of Directors, and set forth in an officer’s certificate or in one or more supplemental indentures. The term “Indenture,” as used herein may, depending on the context, refer to such indenture, as amended or supplemented, in relation to a particular series of senior debt securities.
The Indenture will provide that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Indenture will not limit the amount of senior debt securities that we may issue. The Indenture also will not limit our ability to enter into a highly leveraged transaction and will not provide holders of the senior debt securities with any special protection or rights in the event of such a transaction.
The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations, if any, and except for statutorily preferred obligations.
Terms Specified in the Applicable Prospectus Supplement
The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of, and other information relating to, any particular series of senior debt securities being offered:
•
the issue date of the senior debt securities;

•
the title and type of the senior debt securities;

•
the aggregate principal amount of the senior debt securities being issued;

•
the issue price of the senior debt securities;

•
the denominations in which the senior debt securities will be issuable;

•
the currency in which the senior debt securities are denominated and/or in which principal, or premium, if any, and interest, is payable;

•
the date or dates on which the principal of and premium on, if any, the senior debt securities is payable, if any;

•
the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•
the manner in which and the place or places where principal, or premium, if any, and interest will be payable;

•
any conversion or exchange features of the senior debt securities;

•
the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•
the circumstances, if any, under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof;

•
the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents, conversion agents, exchange agents or registrars of any series;

•
any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•
any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•
any U.S. federal income tax or Japanese tax considerations that are material to the holders of the senior debt securities;

•
the listing, if any, of the senior debt securities on a securities exchange;

•
if the senior debt securities will be issued other than in book-entry form;

•
the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series if different from the provisions set forth in this prospectus; and

•
any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Indenture.

The senior debt securities may be issued as original issue discount senior debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to original issue discount senior debt securities.
Events of Default under the Indenture
The Indenture will provide holders of our senior debt securities with remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy, insolvency or similar proceedings. The Indenture will permit the issuance of senior debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.
An event of default will be defined under the Indenture, with respect to any series of senior debt securities issued under that Indenture, as the occurrence and continuation of any one or more of the following events, each of which we refer to in this prospectus as an event of default:
•
we fail to pay principal of or premium, if any, on the senior debt securities of such series, when such principal or premium is due and payable;

•
we default for more than 30 days in the payment of interest on the senior debt securities of such series;

•
we default in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or set forth in the Indenture for a period of 90 days after receipt of notice from the Trustee, or from the holders of not less than 25% in aggregate principal amount of the then outstanding senior debt securities of such series, of such default;

•
we (i) become bound as a consequence of acceleration due to a default by us to repay prematurely indebtedness for borrowed money with a total outstanding principal amount of $100,000,000 (or its equivalent in any other currency or currencies) or greater contracted or incurred by us, (ii) have defaulted in the repayment of any such indebtedness contracted or incurred by us at the later of its maturity or the expiration of any applicable grace period or (iii) have failed to pay when properly called on to do so (and after the expiration of any applicable grace period) any guarantee contracted or incurred by us of such indebtedness; provided, however, that if any such default is cured by us, or is waived by the holders of such indebtedness, in each case as may be permitted under the terms of such indebtedness, then such event of default shall be deemed to have been thereupon cured or waived;

•
a final and non-appealable decree or order by any court having jurisdiction shall have been issued in an involuntary proceeding adjudging us bankrupt or insolvent or approving a petition seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended, the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended, the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended, the “Corporate Reorganization Act”), the Companies Act of Japan (Act No. 86 of 2005, as amended, the “Companies Act”) or any other similar applicable law of Japan;

•
a decree or order of a court having jurisdiction shall have been issued for the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency, of all or substantially all of our property or for the winding-up or liquidation of our affairs, and such decree or order shall have continued undischarged or unstayed for a period of 90 days;

•
we shall have instituted voluntary proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act, the Civil Rehabilitation Act, the Corporate Reorganization Act, the Companies Act or any other similar applicable law of Japan, or shall consent to the institution of any such proceedings or shall have consented to the appointment of a receiver or liquidator or trustee or assignee in our bankruptcy or insolvency or of all or substantially all of our property, or an effective resolution shall have been passed by us for the winding up or dissolution of our affairs, except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing entity, or the entity formed as a result thereof, effectively assumes our entire obligations under the Indenture in relation to the senior debt securities of such series; or

•
any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Under the Indenture, the Trustee shall give notice to the holders of each series of senior debt securities of all defaults known to the Trustee which have occurred with respect to such series and not been cured. The Trustee shall transmit the notice within 90 days after the occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the Trustee, unless the defaults have been cured before transmission of such notice by the Trustee. For so long as any senior debt securities are represented by a global security or securities, all notices to the holders of such senior debt securities will be delivered to The Depository Trust Company (“DTC”), delivery of which shall be deemed to satisfy the notice requirements of the Indenture in accordance with the methods prescribed by DTC.
The Indenture will provide that, unless otherwise set forth in a supplemental indenture or officer’s certificate, (i) if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization, the principal of all senior debt securities and interest accrued but unpaid on the senior debt securities shall be due and payable immediately; and (ii) if any other event of default occurs and is continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, voting separately by series, may, by notice in writing to us (and to the Trustee if given by the holders), and the Trustee (subject to receiving indemnity and/or security (including by way of pre-funding) to its satisfaction) at the written request of the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each such affected series, shall, declare the entire principal of and premium on, if any, and accrued and unpaid interest on all such outstanding senior debt securities of such series to be due and payable immediately.
In addition, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each such affected series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power that will be conferred on the Trustee with respect to the affected series of senior debt securities by the Indenture, subject to certain discretions by the Trustee.
Waiver of Default or Acceleration
Prior to the acceleration of the maturity of any of the senior debt securities, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all affected series then outstanding under the Indenture (voting together as a single class) also have the right to waive any past default or event of default and its consequences, except a default in respect of a covenant or a provision of such Indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.
Further Issuances
The Indenture will permit us from time to time and without the consent of the holders of the senior debt securities of a particular series, to create and issue additional senior debt securities on the same terms and conditions as the original senior debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional senior debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of senior debt securities and originally constituting such series for all purposes under the Indenture; provided, however, that any outstanding debt securities of a series (the “original series”) and additional senior debt securities shall be issued under separate CUSIPs, ISINs or other applicable securities identifiers unless such additional senior debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or such additional senior debt securities are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.
We also may, without the consent of the holders of the outstanding senior debt securities, issue other series of senior debt securities in the future under the Indenture on terms and conditions different from the senior debt securities offered hereby.
Taxation and Additional Amounts
We will make payments of principal and interest on the senior debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to the senior debt securities under any of the following circumstances:
•
the holder or beneficial owner of the senior debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of the senior debt securities by reason of its having some connection with Japan other than the mere holding of the senior debt securities or being a person having a special relationship with us (“a specially-related person of ours”) as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (the “Act on Special Measures Concerning Taxation”);
•
the holder or beneficial owner of the senior debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant senior debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•
the holder or beneficial owner of the senior debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant senior debt securities through a payment handling agent in Japan appointed by it);

•
the senior debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the senior debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•
the holder of the senior debt securities is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, the senior debt securities, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or another beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such senior debt securities; or

•
any combination of the above.

In addition, no additional amounts will be payable for, or on account of, any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to any of the foregoing or any agreements entered into pursuant to Section 1471(b) of the Code.
Where the senior debt securities are held through a participant of an international clearing organization or a financial intermediary (a “Participant”), in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation (a “designated financial institution”), each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Act on Special Measures Concerning Taxation to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).
Where the senior debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Act on Special Measures Concerning Taxation, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent, a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.
By subscribing for any senior debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the senior debt securities as described in Article 6, Paragraph (4) of the Act on Special Measures Concerning Taxation or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Act on Special Measures Concerning Taxation.
We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the paying agent will make such certified copies or other evidence available to the holders or beneficial owners upon reasonable request to the paying agent.
If (i) subsequent to making a payment on the senior debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the senior debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.
The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of, premium, if any, or interest on the senior debt securities; provided that, except as otherwise set forth in the senior debt securities or in the Indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the Indenture or as a consequence of the initial issuance, execution, delivery or registration of the senior debt securities.
References to principal, premium or interest in respect of the senior debt securities shall be deemed to include any additional amounts due which may be payable with respect thereto as set forth in the senior debt securities and the Indenture.
Optional Tax Redemption
We have the option to redeem a series of senior debt securities prior to maturity if, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective, or which change in application or interpretation is publicly announced, on or after the date of the applicable prospectus supplement, we would be required to pay additional amounts with respect to the senior debt securities as described under “— Taxation and Additional Amounts,” in which case we may redeem such series of senior debt securities in whole, but not in part, at a redemption price equal to 100% of the principal amount of the senior debt securities plus accrued and unpaid interest to the redemption date. Furthermore, we must give you between 10 and 60 days’ notice (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) before redeeming the senior debt securities, and no such notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be required to pay additional amounts if a payment in respect of such senior debt securities were then due. Prior to giving any such notice of redemption, we will deliver to the Trustee (i) an officer’s certificate stating that the conditions precedent to our right to redeem such series of senior debt securities have been fulfilled and (ii) an opinion of counsel, who shall be independent legal counsel to us, or a tax adviser, of recognized standing, confirming that we have or will be required to pay additional amounts as a result of such change or amendment. The Trustee shall be entitled to accept and conclusively rely on such officer’s certificate and opinion of counsel or tax adviser’s statement as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of such series of senior debt securities.
Repurchases
We, or any of our subsidiaries, may at any time purchase any or all of the senior debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any senior debt securities so repurchased by us or any of our subsidiaries and surrendered to the paying agent shall be cancelled.
Application of Proceeds
Any money collected from us by a trustee under the Indenture by acceleration, through insolvency proceedings or by other means as a result of our breach of the terms of the Indenture, shall be applied in the order described below:
•
first, to the payment of fees, costs and expenses applicable to the series of senior debt securities for which money was collected, including compensation to the applicable trustee and any agent and expenses and costs properly incurred (including any amounts to which the Trustee, each predecessor trustee or any agent are entitled to indemnification by us and fees and properly incurred expenses of its counsel);

•
second, if payment is not due on the principal of the series of senior debt securities for which money was collected, to the payment of interest on the series in default;

•
third, if payment is due on the principal of the series of senior debt securities for which money was collected, to the payment of the whole amount then owing and unpaid upon all of the senior debt securities of such series for principal and interest; and in the case the money collected shall be insufficient to pay in full the whole amount so due and unpaid upon the senior debt securities of such series, then to the payment of principal and interest without preference or priority of principal over interest, ratably to the aggregate of such principal and accrued and unpaid interest; and

•
finally, to the payment of the remainder, if any, to us or any other person lawfully entitled thereto.

Paying Agents
Whenever we appoint a paying agent to make payments required under the Indenture and the relevant series of senior debt securities, such paying agent will hold all sums received by it for the payment of the principal of, premium, if any, and interest on such senior debt securities in trust for the benefit of the holders thereof and will make payments to such holders as provided for in the Indenture and such senior debt securities.
Indemnification of Judgment Currency
We will indemnify each holder of a debt security and the Trustee to the full extent permitted by applicable law against any loss incurred by such holder or the Trustee as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than the currency due and as a result of any variation as between the rate of exchange at which the currency due is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the Trustee on the day on which final non-appealable judgment is entered is able to purchase the currency due with the amount of the judgment currency actually received by the holder or the Trustee. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.
Covenants
The Indenture will contain certain covenants and agreements relating to the senior debt securities. Additional covenants and agreements relating to a particular series of senior debt securities may be set forth in the applicable prospectus supplement.
Consolidation, Merger, Conveyance or Transfer.   The Indenture will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a company organized and validly existing under the Companies Act, or successor legislation thereto, and expressly assumes our obligations under all series of senior debt securities issued under the Indenture, and further provided that, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.
Evidence of our Compliance.   There will be provisions in the Indenture requiring us to furnish to the Trustee each year a brief certificate from our principal executive, financial or accounting officer as to his or her knowledge of our compliance with all conditions and covenants under the Indenture.
SEC Reports by Us.   So long as any series of senior debt securities remains outstanding, the Indenture will require us to file with the Trustee copies of the annual report or information we file with the SEC within 30 days after we file such reports or information with the SEC, provided that reports or information filed with the SEC through its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system (or any successor filing system) shall be deemed filed with the Trustee. Such reports or information filed on EDGAR shall not constitute actual or constructive knowledge or notice of the Trustee of any information contained therein or determinable from information contained therein.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise set forth in a supplemental indenture, we have the ability to eliminate most or all of our obligations on any series of senior debt securities prior to maturity if we comply with the following provisions:
Discharge of Indenture.   We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under the Indenture after we have:
•
paid or caused to be paid the principal of, premium, if any, and interest on all of the senior debt securities of such series outstanding (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture) as and when the same shall have become due and payable;

•
delivered to the paying agent for cancellation all of the senior debt securities of such series theretofore authenticated (other than senior debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture); or

•
irrevocably deposited with the Trustee (or its agent) cash or, in the case of a series of senior debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of senior debt securities issued under the Indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, and any mandatory sinking fund payments for, those senior debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of senior debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the Indenture relating only to that series of senior debt securities.
Defeasance of a Series of Securities at Any Time.   We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of senior debt securities at any time, which is referred to in this prospectus as defeasance. Alternatively, we may be released with respect to any outstanding series of senior debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases or any other negative covenants provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.
Defeasance or covenant defeasance may be effected only if, among other things:
•
we irrevocably deposit with the Trustee (or its agent) cash or, in the case of senior debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, and any mandatory sinking fund payments for, all outstanding senior debt securities of the series being defeased; and

•
we deliver to the Trustee an opinion of counsel of recognized standing to the effect that:

•
the beneficial owners of the series of senior debt securities being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
the beneficial owners of the series of senior debt securities being defeased will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

In the case of a defeasance, the opinion must be based on a ruling of the U.S. Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the Indenture, since that result would not occur under current tax law.
Modification of the Indenture
Without Consent of Holders.   We and the Trustee may enter into supplemental indentures without the consent of the holders of senior debt securities issued under the Indenture to:
•
cure any ambiguities or correct any defects or inconsistencies or add or amend any provisions which shall not adversely affect the interests of the holders of the senior debt securities in any material respect;

•
secure any senior debt securities;

•
add covenants for the protection of the holders of senior debt securities;

•
establish the forms or terms of senior debt securities of any series;

•
evidence the acceptance of appointment by a successor trustee; or

•
evidence the assumption by a successor entity of our obligations under the senior debt securities and the Indenture.

With Consent of Holders.   Each of we and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding senior debt securities (voting together as a single class), may enter into supplemental indentures to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the senior debt securities issued pursuant to the Indenture. However, we and the Trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•
extend the final maturity of a debt security or of any installment of principal of any such debt security;

•
reduce the principal amount thereof;

•
reduce the rate or extend the time of payment of interest thereon;

•
reduce any amount payable on redemption thereof;

•
change the place of payment where, or the coin or currency in which, the debt security or interest thereon is payable;

•
modify or amend any provisions for converting any currency into any other currency as provided in the senior debt securities or in accordance with the terms of such senior debt securities;

•
change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the senior debt securities rather than to pay the additional amounts;

•
reduce the amount of the principal of an original issue discount security that would be due and payable when due, including upon an acceleration of the maturity of such debt security (if applicable), or the amount provable in bankruptcy, or impair or affect the right of any holders of the senior debt securities to institute suit for the payment thereof or, if the senior debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the senior debt securities;

•
modify or amend any provisions relating to the conversion or exchange of any of the senior debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such senior debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such senior debt securities or otherwise in accordance with the terms of such senior debt securities; or

•
reduce the percentage of any of the senior debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Concerning the Trustee
Unless otherwise specified in connection with a particular offering of senior debt securities, The Bank of New York Mellon will serve as the Trustee.
Any trustee appointed pursuant to the Indenture will have and be subject to all of the duties and responsibilities under the Indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The Indenture will provide that upon the occurrence of an event of default with respect to a series of senior debt securities, the Trustee with respect to the relevant senior debt securities will exercise the rights and powers vested in it by the Indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such an event of default, the Trustee need only perform those duties that are specifically set forth in the Indenture or are applicable pursuant to the Trust Indenture Act.
Subject to the Indenture and the provisions of the Trust Indenture Act, the Trustee will be under no obligation to exercise any rights, trusts or powers conferred under the Indenture or the senior debt securities for the benefit of the holders of the senior debt securities, unless the requisite number of holders have instructed the Trustee in writing and offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers. The Trustee shall not be liable to any person for having acted in good faith on instruction or direction provided to it by holders with respect to the Indenture and the senior debt securities.
The Indenture will contain, and the Trust Indenture Act contains, limitations on the rights of the Trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise.

The Indenture will provide that we will indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the Indenture or the trusts thereunder and the performance of such party’s duties thereunder, including properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence, bad faith or willful misconduct of the Trustee or such predecessor trustee.
We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any Trustee or its affiliates.
In considering the interests of holders of the senior debt securities while title to the senior debt securities is registered in the name of a nominee of DTC, the trustee, the transfer agent, the paying agent and the registrar may (but will not be obliged to) rely conclusively upon any information made available to it by DTC as to the identity (either individually or by category) of its participants with entitlements to senior debt securities and may (but will not be obliged to) consider such interests as if such accountholders were the holders of the senior debt securities.
Successor Trustee
The Indenture will provide that the Trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The Indenture will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the senior debt securities of a series unless at the time of such acceptance such successor trustee is qualified and eligible under the Indenture and the applicable provisions of the Trust Indenture Act.
Repayment of Funds
The Indenture will provide that all monies paid by us to a trustee or paying agent for a particular series of senior debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall become due and payable will be repaid to us and all liability of such trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.
Governing Law
The Indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.
Consent to Service of Process and Submission to Jurisdiction
Under the Indenture, we will irrevocably designate Sony Corporation of America as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities issued thereunder brought in any federal or state court in The City of New York, New York, and we will irrevocably submit to the non-exclusive jurisdiction of those courts.
Limitation on Suits
Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the Indenture and the senior debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the Indenture to institute any proceeding against us with respect to the Indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:
•
such holder has previously given written notice to the Trustee of a continuing default with respect to the debt security;

•
the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of each affected series issued under the Indenture (treated as a single class) shall have made written request to the Trustee to institute proceedings and such holders have offered the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against the costs, expenses and liabilities to be suffered or incurred;

•
the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security (including by way of pre-funding) to its satisfaction has failed to institute any such proceeding; and

•
no written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding senior debt securities of each affected series under the Indenture (voting together as a single class).

Undertaking for Costs
The Indenture will provide that we and the Trustee agree, and each holder of a debt security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the Indenture or against the Trustee for action taken, suffered or omitted by it as Trustee (other than a suit instituted by the Trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the senior debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess properly incurred costs, including properly incurred attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.
Form, Book-entry and Transfer
Each series of senior debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the senior debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.
We will cause to be maintained offices or agencies where the senior debt securities may be presented for registration of transfer or for exchange (each, a “transfer agent”).
We will cause to be kept for the senior debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such senior debt securities and registration of transfers of such senior debt securities. We, the Trustee and any agent of ours or the Trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the senior debt securities and in the Indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the transfer agent’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the transfer agent, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the Trustee, registered in the name of the designated transferee or transferees and delivered at the transfer agent’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.
We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of a trustee or any transfer agent in respect of the senior debt securities, and of any change in the office through which any transfer agent will act, to be provided to holders of the senior debt securities.

Global Securities
The senior debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons (the “global securities”). The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) is referred to as a depositary.
Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the senior debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the senior debt securities will be exercisable by beneficial owners of the senior debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive senior debt securities except in the limited circumstances described below under “— Exchanges of Global Securities for Definitive Debt Securities.”
Conveyances of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.
Exchanges of Global Securities for Definitive Debt Securities
A beneficial interest in a global security may not be exchanged for a definitive debt security unless (i) DTC notifies us that it is unwilling or unable to continue as depositary for such global security or has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed within 90 days or (ii) an event of default with respect to the senior debt securities has occurred and is continuing and holders have requested in writing for definitive debt securities. Upon the occurrence of any such event, DTC shall instruct us to transfer the senior debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive senior debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the Indenture.
Depositary Procedures
As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the Indenture and the debt security, and, accordingly, our obligations under the senior debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such senior debt securities, and not to the holders of beneficial interests in such senior debt securities.
Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.
DTC
DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.
Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).
Investors in the senior debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “— Global Securities — Exchanges of Global Securities for Definitive Debt Securities.”
Except as described above under “— Global Securities — Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have senior debt securities registered in their name, will not receive physical delivery of senior debt securities and will not be considered the registered owners or holders thereof for any purpose.
Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant senior debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.
DTC has advised us that its current practice is to credit the accounts of the relevant DTC participants with a payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of senior debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.
DTC has advised that it will take any action permitted to be taken by a holder of senior debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the senior debt securities are credited. However, DTC reserves the right to exchange the global securities for definitive senior debt securities and to distribute such definitive senior debt securities to DTC participants.
The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.
Euroclear
Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.
Clearstream
Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.
Transfers among DTC, Clearstream and Euroclear
Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.
Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the senior debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Limitation on Responsibilities
Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.
DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Neither we nor any underwriters of our senior debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.
Other Clearing Systems
We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION
The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS
The U.S. Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and/or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), impose certain requirements on (i) employee benefit plans subject to Title I of ERISA, (ii) individual retirement accounts, “Keogh plans” and other arrangements subject to Section 4975 of the Code, (iii) entities and accounts whose underlying assets include “plan assets” of any such plan, account or arrangement described in clause (i) or (ii) by reason of any such plan’s, account’s, or arrangement’s investment therein or otherwise (we refer to the foregoing described in clauses (i), (ii) and (iii), collectively, as “Plans”) and (iv) persons who are fiduciaries with respect to Plans.
General Fiduciary Considerations
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan. Under ERISA and the Code, any person who exercises discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. When considering an investment in the senior debt securities with the assets of any Plan, a fiduciary should determine, among other things, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA and the Code relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA and the Code.
Each Plan also should consider the fact that neither we, nor the Trustee, any underwriter, agent or dealer for the senior debt securities (or any affiliates or employees of any of the foregoing) (each, a “Transaction Party”) will act as a fiduciary to any Plan with respect to the decision to invest such Plan’s assets in the senior debt securities. Further, no Transaction Party is undertaking to provide any advice or recommendation (including, without limitation, in a fiduciary capacity) with respect to a prospective Plan’s decision to invest in the senior debt securities, and such decision must be made on an arm’s-length basis.
Prohibited Transaction Considerations
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing, collectively, as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may also be subject to penalties and other liabilities under ERISA and the Code. Thus, a Plan fiduciary considering an investment in the senior debt securities should also consider whether such an investment might constitute or give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. For example, the senior debt securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a party in interest and an investing Plan which would constitute a prohibited transaction unless an exemption was available. Such parties in interest may include, without limitation, the Transaction Parties.
In this regard, each purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the senior debt securities, should consider the exemptive relief available under the following prohibited transaction class exemptions (“PTCEs”): (i) the in-house asset manager exemption (PTCE 96-23), (ii) the insurance company general account exemption (PTCE 95-60), (iii) the bank collective investment fund exemption (PTCE 91-38), (iv) the insurance company pooled separate account exemption (PTCE 90-1) and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the senior debt securities, provided that neither the party in interest nor its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions or any other exemptions will be available with respect to transactions involving the senior debt securities.
Non-ERISA Arrangements
In addition, governmental plans, certain church plans and non-U.S. plans (collectively, “Non-ERISA Arrangements”), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to other federal, state, local or non-U.S. laws that are similar to such provisions of ERISA or the Code (each, a “Similar Law”). Fiduciaries of Non-ERISA Arrangements should consult with their legal advisors regarding the potential consequences of an investment in the senior debt securities under any applicable Similar Laws before making an investment in the senior debt securities.
Representations and Warranties
Accordingly, unless otherwise specified in the applicable prospectus supplement, each purchaser or holder of the senior debt securities, and each fiduciary who causes any entity to purchase or hold the senior debt securities, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such senior debt securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the senior debt securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement; or (ii) its purchase, holding and subsequent disposition of such senior debt securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of any applicable Similar Law.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the senior debt securities on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement, consult with their counsel regarding the potential applicability of Title I of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the senior debt securities.
Each purchaser and holder of a senior debt security will have exclusive responsibility for ensuring that its purchase and holding of the senior debt security does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or the provisions of any applicable Similar Law. Nothing in this prospectus is, or should be construed as, a representation or advice as to whether an investment in the senior debt securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. The sale of any senior debt securities to any Plan or Non-ERISA Arrangement is in no respect a representation by any Transaction Party that such an investment satisfies the legal requirements applicable to such Plan or Non-ERISA Arrangement or that the acquisition of the senior debt securities is prudent or appropriate for such Plan or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION
We may offer senior debt securities described in this prospectus in one or more of the following ways from time to time:
•
to or through underwriters or dealers;

•
through agents;

•
by ourselves directly;

•
through one or more special purpose entities;

•
through an exchange distribution in accordance with the rules of the applicable exchange; or

•
through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of senior debt securities will set forth the terms of the offering, including:
•
a description of the transaction and the senior debt securities to be offered;

•
the name or names of any underwriters, dealers or agents;

•
the purchase price of the senior debt securities and the proceeds we will receive from the sale;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
the public offering price;

•
any discounts or concessions to be allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the senior debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in an offering of senior debt securities, such senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase senior debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any senior debt securities, they will purchase all senior debt securities of that tranche that are offered.
In connection with underwritten offerings of senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.
•
A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.
If dealers are utilized in the sale of senior debt securities offered by this prospectus, we will sell the senior debt securities to the dealers as principals. The dealers may then resell the senior debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.
Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered senior debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.
Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.
Unless otherwise specified in an applicable prospectus supplement, each series of senior debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the fiscal year ended March 31, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers Japan LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PricewaterhouseCoopers Japan LLC’s address is Otemachi Park Building, 1-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-0004, Japan.

LEGAL MATTERS
The validity of the senior debt securities with respect to United States federal law and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, and for any underwriters, dealers or agents by Davis Polk & Wardwell LLP, United States counsel for them. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Additional legal matters may be passed upon for us, any underwriters, agents or dealers by counsel that we will name in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
Sony Group Corporation is a limited liability, joint stock company (Kabushiki Kaisha) incorporated in Japan. Most of the members of our Board of Directors and corporate executive officers (as well as certain experts named herein) are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, a substantial portion of our assets and the assets of the members of our Board of Directors are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or the members of our Board of Directors or to enforce court judgments predicated upon the civil liability provisions of U.S. federal or state securities laws against us or these persons in the United States. We have been advised by our Japanese counsel, Nagashima Ohno & Tsunematsu, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts brought before Japanese courts, of civil liabilities predicated solely upon U.S. federal or state securities laws.
Our agent for service of process is Sony Corporation of America.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.
Our filings with the SEC may be obtained on the SEC’s internet site at https://www.sec.gov, which contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.
We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and members of our Board of Directors, officers and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue press releases or other reports containing unaudited interim results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.
Our American Depositary Shares (each representing one share of common stock and evidenced by American Depositary Receipts) are listed on the New York Stock Exchange under the trading symbol “SONY.”
Incorporation by Reference
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
This prospectus incorporates by reference our annual report on Form 20-F for the fiscal year ended March 31, 2026, filed on June 18, 2026 (File Number 001-06439).
All subsequent documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering under this prospectus, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. All such documents so incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed or furnished document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents by writing or telephoning:
Sony Group Corporation
7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan
Telephone number: +81-3-6748-2111
Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at https://www.sony.com/en/.
You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus on our internet site at https://www.sony.com/en/.
Except as described above, the information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus or any applicable prospectus supplement or free writing prospectus. We have included our website address as an inactive textual reference only.

OUR PRINCIPAL EXECUTIVE OFFICE
Sony Group Corporation
7-1, Konan 1-chome, Minato-ku, Tokyo 108-0075, Japan
Telephone number: +81-3-6748-2111
TRUSTEE, PAYING AGENT,
TRANSFER AGENT AND
REGISTRAR FOR THE NOTES
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
United States of America
OUR LEGAL ADVISORS
as to U.S. law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	as to Japanese law Nagashima Ohno & Tsunematsu JP Tower 7-2, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-7036 Japan
LEGAL ADVISOR TO THE UNDERWRITERS
as to U.S. law
Davis Polk & Wardwell LLP
Azabudai Hills Mori JP Tower 50F
1-3-1 Azabudai
Minato-ku, Tokyo 106-0041
Japan
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers Japan LLC
Otemachi Park Building
1-1, Otemachi 1-chome
Chiyoda-ku, Tokyo 100-0004
Japan

Sony Group Corporation
U.S.$            % Senior Notes due 2031
U.S.$            % Senior Notes due 2036

Joint Lead Managers and Joint Bookrunners
BofA Securities
Morgan Stanley
J.P. Morgan